                                                                  Exhibit 99.A11


                                                      Effective November 8, 2002



                    NASDAQ FINANCIAL PRODUCTS SERVICES, INC.



                                       AND


                             BLDRS INDEX FUNDS TRUST


                                 CODE OF ETHICS



         This Code of Ethics ("Code") is required under Rule 17j-1 of the Investment Company Act of 1940 ("1940 Act") for the BLDRS Index Funds Trust (the "Trust") and BLDRS Asia 50 ADR Index Fund, BLDRS Developed Markets 100 ADR Index Fund, BLDRS Emerging Markets 50 ADR Index Fund and BLDRS Europe 100 ADR Index Fund (collectively, the "Funds") and their Sponsor, Nasdaq Financial Products Services, Inc. Rule 17j-1 requires investment companies and certain of their affiliates to establish codes of ethics and minimum standards of conduct for their employees in connection with the employees' personal securities transactions.


         The Trust and the Funds do not have any employees. All actions necessary for the day-to-day operation of the Trust and the Funds are handled through their Trustee, and through the Funds' distributor, ALPS Distributors, Inc. ("Distributor"). The Trustee and Distributor are not affiliated with the Funds or the Sponsor. Further, the Sponsor has no direct involvement with the creation, purchase or redemption of the Funds' Shares. Orders for purchases and redemptions are initiated only by independent various market participants through "in kind" deposit and receipt of the Funds' underlying securities, and the process for such orders is completely separate from the Sponsor.


         The Sponsor shares its employees with its affiliate, The NASDAQ Stock Market, Inc. ("NASDAQ") and as such is subject to the NASD Code of Conduct ("NASD Code") adopted by NASDAQ and its parent, the National Association of Securities Dealers Inc. ("NASD"). The NASD Code imposes strict requirements on all NASD and NASDAQ employees, including those of the Sponsor, with respect to their conduct and personal securities' transactions, including any transactions in the same securities held by the Funds. Trading restrictions and reporting requirements are imposed on all employees, investments in initial public offerings are prohibited, and employees must annually certify their compliance with the NASD Code. The NASD Code's provisions adequately protect
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the interest of the Funds' Shareholders as required under Rule 17j-1 and the
1940 Act, and accordingly, the NASD Code is incorporated within this Code and attached hereto.

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



                             TEXT OF CODE OF CONDUCT
I. INTRODUCTION AND APPLICABILITY

NASD(R) and Amex(R) are self-regulatory organizations for the securities industry and securities market operators. We expect NASD and Amex members to adhere to a code of ethics and conduct in order to bring about a high level of investor confidence in the securities industry. When NASD or Amex members fail to follow ethical standards and violate industry rules, we take appropriate disciplinary action.


Given our companies' roles as self-regulatory organizations and market operators, our employees must conduct themselves in a manner that commands the respect and confidence of both the securities industry and the public. Our employees cannot merely refrain from improper activity; they must also be careful to avoid situations that could create even an appearance that their actions are not fully objective. To help ensure that our integrity, credibility, and reputation for fair dealing are not compromised, we have adopted this Code of Conduct to provide guidance to employees and to set standards for employee conduct.


The Code of Conduct describes ethical standards to be observed by all NASD and Amex employees. Although many areas of activity are treated specifically, the Code of Conduct does not, and indeed cannot, cover all of the possible or probable situations that may arise. A short rule that can be applied when dealing with any questionable situation is: "WHEN IN DOUBT, DON'T." When employees are confronted with a situation that is not addressed specifically in the Code of Conduct, the NASD Office of General Counsel should be contacted to determine what effect the Code of Conduct may have on the situation.


The Code of Conduct applies to all employees of NASD and its subsidiary or affiliated companies, which at this time include The Nasdaq Stock Market, Inc., Nasdaq International, Ltd., Nasdaq International Market Initiatives, Inc., and Amex. All NASD employees must comply with the provisions of the Code of Conduct.


The Code of Conduct imposes standards that supplement - not supplant - applicable legal requirements (e.g., federal and state laws governing such areas as securities, copyright, and antitrust). In addition, some employees are required to comply with the ethical codes applicable to their professions (e.g., accountants, attorneys).


The Code of Conduct supersedes all previous guidelines and policies that may have been issued by NASD or Amex in the past, and any documents that may have been issued by various departments to support or interpret such guidelines or policies. Department-level management is prohibited from



                                       3
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issuing any documents to support, supplement, or interpret the Code of Conduct.


The text of the Code of Conduct is written in the masculine gender to facilitate reading and understanding. Any reference to "he," "him," or "his" shall also mean "she," "her," or "hers," as appropriate. All references herein to "NASD" include NASD and all of current and future subsidiary or affiliated companies. All references herein to "employees" encompass all full-time and temporary employees and officers of NASD and all of its subsidiary and affiliated companies.


A complete list of definitions used in the Code of Conduct appears in Section XIII.

        LISTED BELOW IS AN INTERPRETATION RELATING TO THE ABOVE SECTION.


                            SECTION I INTERPRETATION

            1. Question: Now that Amex employees are subject to the NASD Code of Conduct, do they remain subject to the SEC-approved Amex policy prohibiting harassment, intimidation, "refusals to deal," and retaliation?


                Answer: Yes, this policy is an example of a legal standard that is external to the Code but which is binding on Amex employees. The policy, which was filed with the SEC pursuant to Exchange Act Rule 19b-4, provides that:


                        Employees, officers, directors and other officials and agents of the Amex must not engage, directly or indirectly, in any conduct that threatens, harasses, intimidates, constitutes a "refusal to deal" or retaliates against any member, employee of a member or any other market participant because (1) such member, employee or market participant has made a proposal to any exchange or market to list or trade any option class; (2) of such member's employee's or market participant's advocacy or proposals concerning the listing or trading of an option class on any exchange or other market; (3) such member, employee or market participant commenced making a market in or trading any option class on any exchange or other market; (4) such member, employee or market participant seeks to increase the capacity of an options exchange or the options industry to disseminate quote or trade data; (5) such member, employee or market participant seeks to introduce new option products; or (6) such member, employee or market participant seeks to act competitively.


                (Amended 03/2001)


                     II. COMPLIANCE WITH THE CODE OF CONDUCT


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        All employees must become familiar with, and abide by, the Code of
        Conduct and the interpretations and procedures issued thereunder. Failure to comply with one or more of the provisions in the Code of Conduct may result in disciplinary action against the employee, up to and including immediate termination of employment. Disciplinary actions taken for violations of the Code of Conduct are not subject to the Corrective Action Policy contained in the NASD Employee Handbook.


        When hired, each employee must certify, as a condition of employment, that he has received, read, understands, and agrees to comply with the Code of Conduct. Once every year, each employee must certify, as a condition of continued employment, that he has complied with the Code of Conduct since the date of his previous certification, and that he understands and agrees to continue complying with the Code of Conduct until the date of his next certification. Failure to provide a timely initial or annual certification constitutes a violation of the Code of Conduct and can result in disciplinary action.


        Certification is performed as specified in the "NASD Code of Conduct General Procedures."

        LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.


                           SECTION II INTERPRETATIONS

            1. Question: A is working for Nasdaq pursuant to a consulting agreement. Is he bound by the Code of Conduct?


                Answer: No, the Code of Conduct only applies to employees of NASD. A is not an NASD employee.


                (Effective 1/2000)

            2. Question: B, who is employed by XYZ Temporary Services, Inc., has been working as a temporary in Department X for six weeks. Is he bound by the Code of Conduct?


                Answer: No. B is employed by XYZ Temporary Services, Inc., not NASD.


                (Effective 1/2000)


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                          SECTION II GENERAL PROCEDURES


        CERTIFICATION OF COMPLIANCE


        An NASD Code of Conduct Certification Entry Form may be completed on-line by following this link.


        New Employees:


                The Human Resources Department will include a printed copy of the NASD Code of Conduct with the pre-employment materials provided to each prospective employee at the time a formal offer of employment is made. Once hired, an employee is expected to attend the NASD orientation program for new employees, which includes an overview of Code of Conduct requirements. An employee should discuss any actual or potential conflicts of interest and any questions regarding the applicability of the Code of Conduct with his Department Director (or next higher level officer) during his first week of employment.


                Within 30 days of hire, each new employee must certify that he has read, understood, and agrees to comply with the Code of Conduct. Certification is performed on-line, via OASIS. NASD Office of General Counsel monitors certifications to ensure that all employees complete required certifications in a timely manner. Delinquent employees will be reported to their Department Heads for possible disciplinary action.


       Current Employees:


                Each employee is responsible for being familiar and complying with the NASD Code of Conduct, as amended from time to time. Employees should review the Code of Conduct at least annually. Each employee is also responsible for ensuring that he certifies compliance with the Code of Conduct once each year, during the period specified by NASD Office of General Counsel.


                Before the start of each annual certification season, NASD Office of General Counsel will remind employees of the need to complete their annual certification by the applicable deadline. NASD Office of General Counsel will issue its reminder by way of OASIS, broadcast e-mail, or similar means. An employee's failure to receive or read a reminder notice does not relieve an employee of his responsibility to submit a timely annual certification.


                NASD Office of General Counsel monitors certifications to ensure that all employees complete required certifications in a timely manner. Delinquent employees will be reported to their Department Heads for possible disciplinary action.


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                        SECTION II SUPERVISORY PROCEDURES


        COMPLIANCE WITH THE CODE OF CONDUCT


        The Human Resources Department will include a printed copy of the NASD Code of Conduct with the pre-employment materials provided to each prospective employee at the time a formal offer of employment is made. When negotiating employment terms with prospective employees, the Department Director (or next higher level officer) should ensure that the prospective employee understands that accepting employment with NASD may, among other things, require changes in the investments held by the prospective employee, members of his family, and accounts in which the prospective employee has an interest or controls trading.


        Once hired, a new employee is expected to attend the NASD orientation program for new employees, which includes an overview of Code of Conduct requirements. Department Directors (or next higher level officer) should discuss with new employees anything that is specific to the employee or department that may present an actual or potential conflict of interest and should answer any questions regarding the applicability of the Code of Conduct.


        Each Department Director (or next higher level officer) is strongly encouraged to periodically review the requirements of the NASD Code of Conduct as a topic of regularly scheduled staff meetings. In particular, the December-January time period presents an excellent opportunity to discuss the Code of Conduct requirements and to remind employees of the need to recertify their compliance with the Code |Code of Conduct Certification Entry Form| and complete an updated Security Account/Holding Disclosure Form each year.


        Each Department Director (or next higher level officer) is able to determine on an on-going basis the extent to which employees within his department have complied with the above requirements. This information will be available to Department Directors (or next higher level officers) on-line, via OASIS, in the Code of Conduct Certification Response Report. From time to time, NASD Office of General Counsel will remind Department Directors of the need to generate and review such reports. In cases of non-compliance, the Department Director (or next higher level officer) is required to follow up with the employee to determine the reason(s) for non-compliance, to report this information in writing to NASD Office of General Counsel, and to ensure that the employee complies.


        III. WAIVER REQUESTS


        If an employee believes that compliance with a specific provision of the Code of Conduct will result in an undue hardship in his circumstances, the employee may seek a waiver from his Executive Vice President.


        All waiver requests must be in writing and approved in writing by an Executive Vice President (or the Senior Vice President and General Counsel of NASD if the waiver request is made by an employee who is an Executive Vice President or higher). Waivers may be granted only if the application of a specific provision of the Code of Conduct will, in fact, result in an undue hardship to the employee seeking the waiver. In determining whether an undue hardship exists, the Executive Vice President will consider whether: 1) compliance with the Code of Conduct is contrary to the best business interests of NASD; and/or 2) the burden on the employee and NASD of complying with the Code of Conduct outweighs the business needs of NASD. A written response to the waiver request must be provided and must clearly state whether the waiver is denied, granted as requested, or granted with



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

        modifications or restrictions. If a waiver is granted, the response must detail the nature of the undue hardship present and reference specific sections of the Code of Conduct, as applicable. If the waiver is granted subject to any restrictions or conditions, the response must detail the restrictions or conditions. If an Executive Vice President determines that a waiver should be denied, the response must provide the reason(s) and refer to the specific Code sections, as applicable.

           LISTED BELOW ARE PROCEDURES RELATING TO THE ABOVE SECTION.

                       SECTION III SUPERVISORY PROCEDURES

        All waiver requests must be in writing and approved by an Executive Vice President (or the Senior Vice President and General Counsel of NASD if the waiver request is made by an employee who is an Executive Vice President or higher). The Executive Vice President must ensure the request contains all necessary information, and should make any inquiries deemed necessary to fully evaluate the request. Waiver requests should be granted only if the application of a specific provision of the NASD Code of Conduct will, in fact, result in an undue hardship to the employee making the waiver request. In determining whether an undue hardship exists, the Executive Vice President must consider whether: (1) compliance with the Code of Conduct is contrary to the best business interests of NASD; and/or (2) the burden on the employee and NASD to comply with the Code of Conduct outweighs the business needs of NASD. The Senior Vice President and General Counsel of NASD should be consulted by the Executive Vice President if he has any questions regarding whether a request should be granted or to determine whether any precedent exists for the type of request being made. For waiver requests made by an employee who is an Executive Vice President or higher, the Senior Vice President and General Counsel of NASD may review the request with the Office of the Chairman or NASD Audit Committee prior to acting on the request.


        Absent extenuating circumstances, a written response to the request must be provided within two weeks of receiving the request. The response must clearly state whether the waiver is being denied, granted as requested, or granted with modifications or restrictions. If granted, the response must detail the nature of the undue hardship present and reference specific sections of the Code of Conduct, as applicable. If the waiver is granted subject to any restrictions or conditions, the response must detail them. If an Executive Vice President determines that a waiver should be denied, the response must provide the reason(s) and refer to the specific Code sections, as applicable.


        Copies of the Executive Vice President's response to a waiver request (whether granting or denying the request) must be sent to the employee, the Human Resources Department (to be filed in the employee's personnel file), the employee's Department Director, and NASD Office of General Counsel.

        IV. CONFLICTS OF INTEREST

            A. General Provision


               All employees should act in the best interests of NASD and refrain from any conduct that would be detrimental to the interests or the reputation of NASD. Employees should ensure they do not act on behalf of NASD in situations where there exists a personal, financial, or other conflict of interest. The following guidance is provided to assist employees in achieving this end.

            B. Disclosure of Actual and Potential Conflicts

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                        1.  Employees must avoid acting in a manner that may be
                            interpreted by others as having been influenced by personal relationships or for personal gain, and must avoid situations that appear improper or diminish NASD's reputation. To help ensure these situations are avoided, every employee must disclose in writing to his Department Director (or next higher level officer) all situations and relationships that could be perceived as raising an actual or potential conflict of interest.

                        2. If the Department Director (or next higher level officer) determines that an actual conflict of interest exists, the employee cannot be assigned to work on NASD matters involving the person or entity with which the employee has the conflict. If the Department Director (or next high level officer) determines that a potential conflict of interest exists, the employee may not be involved in any matter related to the area of potential conflict without prior written approval from his Executive Vice President.

                        3. An employee who personally becomes the subject of an inquiry, investigation, legal proceeding, or any other matter that may affect NASD's interests must immediately disclose this fact to his Department Director (or next higher level officer). For purposes of the Code of Conduct, NASD is presumed to be affected by any occurrence that would require disclosure on a Form U-4 or U-5, if an employee were employed by a broker/dealer.


               Detailed procedures for reporting and addressing actual and potential conflicts of interest are contained in the "NASD Code of Conduct General Procedures." In addition, examples of conflicts of interest are discussed in the "NASD Code of Conduct Interpretations."

            C. Specific Prohibitions


               Employees are specifically prohibited from:

                  1. Engaging in any unlawful or dishonest acts in an attempt to promote the interests of NASD.

                  2. Engaging in any unlawful, dishonest or other conduct
                     prejudicial to the interests of NASD.

                  3. Engaging directly or indirectly in any personal business transaction or private arrangement that accrues from or is based on:

                        a. The employee's position or authority with NASD; or

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                        b. Confidential or other information that is not
                           generally available to the public or that the employee gains by reason of his position or authority with NASD.

                  4. Acting in any manner in respect to the business of NASD, whether or not specifically prohibited, that might result in:

                        a. Impeding the expeditious processing of NASD actions;

                        b. Losing independence, impartiality, or objectivity; or

                        c. Affecting adversely the confidence of members of the
                           public in the integrity or credibility of NASD or its procedures and actions.

                  5. Absent prior written disclosure and approval from his
                     Executive Vice President, an employee also is prohibited from:

                        a. Acting in any NASD matter with anyone with whom the
                           employee has a current or past personal, business, or financial interest. This includes but is not limited to anyone who is a prospective or current issuer, vendor, NASD member, arbitrator, or subscriber.

                        b. Engaging directly or indirectly in any personal,
                           business, or financial transaction with an NASD member, including any such transaction that may have been initiated prior to starting employment with NASD. This prohibition does not apply to securities transactions effected with an NASD member in the normal course of business and reported as required by
                           Section VIII of the Code of Conduct.

            D. The potential for a conflict of interest, if not an actual conflict of interest, will be presumed to exist whenever a member of an employee's immediate family:

                  1. Is employed by a broker/dealer, any exchange other than that which employs the employee, alternative trading system, electronic communications network, contract market other than that which employs the employee, registered futures association not operated by NASD, regulatory client of NASD, mutual fund, or investment adviser.

                  2. Is employed by a bank or insurance company in a capacity related to the securities industry.

                  3. Is employed in a capacity directly or indirectly related to the issuance, sale, or purchase of securities by an NASD member.

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                  4. Is an owner, co-owner, officer, partner, or director of any entity which, to the best of the employee's knowledge, is seeking to sell goods or services to NASD.

                  5. Has (or within the past three years has had) a
                     professional, personal, or financial relationship to any matter to which the employee is to be assigned or otherwise may be asked to work.


     LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES FOR THE ABOVE SECTION.

                           SECTION IV INTERPRETATIONS

            1. Question: Employee A is an examiner who is negotiating for employment with NASD member XYZ. He has been assigned to work on an examination of XYZ. What does the Code require in these circumstances?


                Answer: A must disclose in writing to his Department Director that he is negotiating for employment with XYZ. Because working on the XYZ examination presents an actual conflict of interest, A may not participate in the examination. Another examiner must be assigned to the XYZ examination.


                (Amended 1/2002)

            2. Question: Employee B is an Enforcement attorney who negotiated for employment with the law firm that represents a respondent in a disciplinary proceeding to which B has been assigned. The negotiations ended amicably six months ago, and there is no prospect that they will be reopened in the future. B is confident that his past discussions with the law firm would not impair his ability to represent NASD's interests in the disciplinary proceeding. What does the Code require in these circumstances?


                Answer: B should disclose his prior employment discussions to his Department Director. However, given the circumstances, B's participation in the disciplinary case would not present an actual or potential conflict of interest and the Code of Conduct does not require his recusal. Nonetheless, the Department Director may, as a discretionary matter, determine that it would be preferable for another attorney to handle the disciplinary case.


                (Effective 1/2000)

            3. Question: Examiner A's brother works in the California branch office of NASD member X. Examiner A's Supervisor wants to assign him to conduct an examination of NASD member X's Florida branch office. How should this be addressed under the Code of Conduct?


                Answer: A must disclose the conflict in writing and cannot perform any work on matters involving member X without prior written approval from his Executive Vice President.


                Generally speaking, it would be preferable if another examiner were assigned to the member X branch examination. However, if the Supervisor and Department Director believe that assigning Examiner A is in NASD's best interests, the Department Director should request his Executive Vice President to authorize the assignment in writing. If there is no supervisory relationship between member X's Florida and California branches, and if Examiner A will not be in a position to review his brother's work or his brother's supervisors, and if Examiner A's brother is not involved in a dispute with his employer, it may be acceptable to assign Examiner A to the examination. If so,



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                Examiner A's Supervisor should be vigilant in his review of
                Examiner A's work product to ensure Examiner A did not overlook any potential violations at member X and that any potential circumstances noted by Examiner A are fully supported and documented in the examination work papers.


                (Amended 1/2002)

            4. Question: Employee A normally participates in the process for accepting and evaluating competing bids for computer hardware purchases. Employee A's sister works in vendor X's manufacturing plant in New Mexico. Employee A's Supervisor wants to assign him to solicit bids for a contract, anticipated to be worth around $200,000, for the purchase of 100 personal computers. Vendor X is on the list of companies from which bids are to be solicited. Vendor X is a multinational corporation with over $1 billion in annual sales. How should this be addressed under the Code of Conduct?


                Answer: The best course of action is to assign someone other than Employee A to negotiate with vendor X. If the Supervisor and Department Director believe the assignment is in NASD's best interests, the Department Director should request his Executive Vice President to authorize the assignment in writing. If Employee A's sister is outside of Vendor X's contracting process and cannot affect the contract bid, then it may be appropriate for Employee A's Executive Vice President to approve this assignment. Another factor impacting this decision is that the anticipated contract size is small in relation to vendor X's overall business. If Employee A is assigned to solicit bids, appropriate safeguards must be put in place to ensure no actual conflict occurs; this may include a secondary review by another employee (who is not under Employee A's supervision) in the event vendor X submits a winning bid.

            5. Question: Employee M is one of a team of five employees who have been assigned responsibility for selecting a new software vendor. The total value of the contract is about $5 million. Shortly after being assigned to work on this project, M learns that two vendors are under consideration: ABC Corp., and XYZ, Inc. M owns 100 shares of ABC. The shares are currently worth about $2,000, less than 2% of Employee M's total investments, and a negligible percentage ABC's total outstanding shares. If ABC were awarded the NASD contract, it would represent less than 1% of the company's annual revenues. What are M's responsibilities under the Code?


                Answer: Since ABC Corp. is a prospective vendor and M has a financial interest in ABC, Section IV.C.5 requires that he disclose his interest in ABC in writing to his Department Director (or next higher level officer) and obtain written approval from his Executive Vice President before working on any matter involving ABC. Under the Code, M cannot perform any work on a matter involving ABC until he has both disclosed his interest to his department head and obtained prior written approval from his Executive Vice President.


                Given the specific facts and circumstances presented (i.e., the de minimis nature of M's interest in ABC, the non-materiality of the potential contract to ABC, and the fact that M would not have exclusive responsibility for selecting the software vendor), M's Executive Vice President may determine that M should be permitted to work on the procurement matter. However, the Executive Vice President has discretion in this area, and may determine that it is preferable to assign matters relating ABC to an employee other than M.


                Detailed guidance regarding the circumstances in which employees should and should not be permitted to work on matters that involve a vendor (or potential vendor) in which the employee has an interest are set forth in the Section IV Supervisory Procedures, below.


                (Effective 4/2001)

            6. Question: Employee A, an attorney who owns 25 shares of Microsoft stock, has been assigned to



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                negotiate a contract with that company. A does not believe that this very small interest will affect his ability to exercise independent judgment in the matter. He therefore decides that he will not disclose his interest to Department Director (or next higher level officer). Is this permissible under the Code?


                Answer: No. Although A's interest is de minimis, it presents a conflict of interest and therefore he was required to disclose it in writing to his Department Director (or next higher level officer) and to obtain prior written approval from his Executive Vice President before working on a matter involving Microsoft.


                (Issued 4/2001)

            7. Question: For several years, Employee X has had procurement responsibilities for Vendor A. X has begun negotiating with the vendor regarding possible employment. May X continue to work on NASD matters involving the vendor?


                Answer: Before performing any further work on procurement matters involving vendor A, the employee must notify his Department Director (or next higher level officer) of the conflict. Under the circumstances, the department head would likely determine that responsibility for the vendor should be assigned to another employee.


                (Issued 4/2001)

            8. Question: Can Employee A accept a commission or price discount from his stock broker after being told the discount is being granted because he works for NASD?


                Answer: No. This would violate the Code's provisions relating to Conflicts of Interest (Section IV) and Security Accounts, Positions, and Transactions (Section VIII), and may also be considered to violate the Code's provisions relating to Business Gifts, Gratuities, and Courtesies (Section IX). Employee A could accept a discount only if it was not being granted due to his position with NASD, was not offered as a quid pro quo or a favor, and was available to other similarly situated individuals. Thus, Employee A could accept the discount if the broker offered it to all customers who generated over $5,000 in annual commissions and Employee A satisfied this $5,000 threshold.


                (Amended 1/2000)

            9. Question: Can Employee A construct a personal Web page on the Internet that indicates the employee works for NASD and claims that NASD's arbitration process is biased and its disciplinary actions are unfair?


                Answer: No. This would violate Section IV of the Code. The combination of this content of Employee A's Web page is likely to adversely affect public confidence in the integrity or credibility of NASD procedures or actions. It is not unreasonable to expect that anyone visiting Employee A's Web page would, correctly or not, assume that Employee A has some special knowledge of the arbitration and disciplinary areas as a result of his employment with NASD. If the employee made such a claim based on specific NASD internal information (as opposed to simply opinion), and/or disclosed such information, this would also violate the Code's Information Disclosure provisions (Section V).


                By contrast, employee A generally would not violate the Code of Conduct by merely indicating he works for NASD, (e.g., as part of his general biographical information).


                Further, to the extent that Employee A uses his personal Web page to engage in securities-related writing, Section VII.B.8 of the Code of Conduct requires, among other things, that A obtain prior written approval from his Executive Vice President.


                (Amended 1/2002)

            10. Question: Employee A was hired in Issuer Services to help attract and retain issuers based on his extensive contacts, relationships and business dealings with public and private companies and their key personnel. How does the Code of Conduct affect Employee A's ability to perform his NASD duties?


                Answer: Employee A was hired for his specific "networking" capabilities and "business connections" in order to attract and retain Nasdaq companies. By itself, this does not create an actual or apparent conflict of interest that would prevent Employee A from performing the job he was hired to do. However, an actual conflict of interest may arise if Employee A has a particularly close relationship (e.g., immediate family) with an employee of a targeted company. If such a relationship exists, Employee A would be required to inform his Department Director of the relationship, if the relationship had not previously existed or been disclosed. If Employee A's relationship is with an individual who lacks ability to influence the targeted company's listing decisions (e.g., employee's brother is a plant manager for the company), Employee A may work with the targeted company. However, if the relationship is with an individual who may have an ability to influence the targeted company's listing decisions (e.g., his brother is the Chief Operating Officer of the company), Employee A may not work with the targeted company unless he first receives written approval from his Executive Vice President.


                (Amended 1/2000)

            11. Question: Employee A, who was formerly employed by an NASD member, receives an amended Form U-5 and learns that he has been named in a customer complaint that alleges fraud and seeks compensatory damages of $100,000. What are Employee A's obligations under the Code of Conduct?


                Answer: Employee A must immediately provide written notification to his Department Director to disclose this event. This may be accomplished through an e-mail, memo, or providing a copy of the amended U-5. The Department Director will then decide what effect, if any, this disclosure will have on Employee A's ability to effectively discharge his Association duties.


                (Amended 1/2000)

            12. Question: If Employee B participates in the Nasdaq 100 Index
                Tracking Stock Employee Purchase Plan, will he be deemed to have a conflict of interest with respect to regulatory matters (e.g., conducting examinations, or handling complaints, investigations, or disciplinary proceedings) involving Computershare?


                Answer: Computershare simply acts as the administrator of the Plan, and Plan accounts are not standard Computershare brokerage accounts: employees who have Plan accounts can use them only to buy and sell Nasdaq 100 shares. Therefore, if B's Plan account is his sole account with Computershare, he is not deemed to have a conflict with respect to regulatory matters that involve Computershare. However, if B or members of B's immediate family maintain other accounts with Computershare, or if B controls trading in, or has a financial interest in, other Computershare accounts, this should be disclosed to his Department Director (or next higher level officer), and prior written approval should be obtained from B's Executive Vice President before he is assigned to regulatory matters involving Computershare.


                (Effective 1/2000)

            13. Question: Section IV.C prohibits employees from engaging in unlawful activities in an effort to
                promote NASD's interests. What types of activities are covered by this provision?


                Answer: While it is not possible to enumerate all of the types of unlawful conduct that are encompassed by this provision, violations of the federal securities, antitrust, and copyright laws are clearly among them.


                Thus, for example, the provision would encompass anti-competitive activities by an employee in attempting to advance NASD's interests. Examples of unlawful anti-competitive activities can be found in the Amex policy prohibiting harassment, intimidation, "refusals to deal," and retaliation. The policy, which was approved by the SEC, provides that:


                                  Employees, officers, directors and other officials and agents of the Amex must not engage, directly or indirectly, in any conduct that threatens, harasses, intimidates, constitutes a "refusal to deal" or retaliates against any member, employee of a member or any other market participant because (1) such member, employee or market participant has made a proposal to any exchange or market to list or trade any option class; (2) of such member's employee's or market participant's advocacy or proposals concerning the listing or trading of an option class on any exchange or other market; (3) such member, employee or market participant commenced making a market in or trading any option class on any exchange or other market; (4) such member, employee or market participant seeks to increase the capacity of an options exchange or the options industry to disseminate quote or trade data;
                                  (5) such member, employee or market
                                  participant seeks to introduce new option products; or (6) such member, employee or market participant seeks to act competitively.


                Additionally, the provision would encompass making or using unlicensed copies of computer software. Such conduct violates both federal copyright law and the NASD's Anti-Piracy Policy Statement.


                (Effective 10/2000)

            14. Question: Employee A works for the Amex and has recently married a NYSE employee. What are A's obligations under the Code?


                Answer: Under Section IV.D.1 of the Code, a conflict of interest is presumed to exist whenever a member of an employee's immediate family works for an exchange other than that which employs the employee. A is required to disclose the conflict in writing and may not work on matters involving the NYSE without prior written approval from his Executive Vice President.


                (Effective 01/2002)

            15. Question: Code of Conduct Section IV.B.3 requires employees to disclose to NASD if they become subject to any occurrence that would require disclosure on a Form U-4 or U-5 if the employee worked for a broker/dealer. What incidents must be disclosed on these forms?


                Answer: Forms U-4 and U-5, with instructions, can be found in the NASD Manual. The following is a summary of the types of information required to be disclosed:

                     a. Actions by a domestic, military or foreign court:

                            1. Having been convicted, pled guilty or pled nolo
                               contendere to a felony or misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses. |U-4, 22A| |U-5, 13A|

                            2. Having been convicted, pled guilty or pled nolo
                               contendere to any other felony.

                            3. Having been personally charged, or exercising
                               management or policy control over an organization that has been charged, with any felony or misdemeanor listed above.

                            4. Having been enjoined in connection with any
                               investment-related activity.

                            5. Having been found to be involved in a violation
                               of any investment-related statutes or
                               regulations.

                            6. Having dismissed, pursuant to a settlement
                               agreement, an investment-related civil action brought by a state or foreign financial regulatory authority. |U-4, 22C(2)(b)|

                     b. Actions by the Securities and Exchange Commission or the
                        Commodity Futures Trading Commission:

                            1. Having been found to have made a false statement
                               or omission; to have been involved in a violation of Commission regulations or statutes; or, to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted. |U-4, 22D|

                            2. Having been the subject of an order in connection
                               with an investment-related activity. |U-4,
                               22D(4)|

                            3. Having a civil monetary penalty imposed, or
                               having been ordered to cease and desist from any activity.

                     c. Actions by other federal or state regulatory agencies,
                        or by foreign financial regulatory authorities: |U-4, 22E|

                            1. Having been found to have made a false statement
                               or omission; to have been dishonest, unfair or unethical; to have been involved in a violation of investment-related regulation(s) or statute(s); or, to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted.

                            2. Having been the subject of an order in connection
                               with investment-related activity.

                            3. Having a registration or license denied,
                               suspended or revoked, or otherwise, by order, prevented from associating with an investment-related business, or restricting activities. |U-4, 22E(5)|

                            4. Having authorization to act as an attorney,
                               accountant, or federal contractor revoked or suspended. |U-4, 22E(6)|

                     d. Actions by any self-regulatory organization or
                        commodities exchange:

                            1. Having been found to have made a false statement
                               or omission; to have been involved in a violation of its rules (other than a violation designated as a "minor rule violation") or, to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted.

                            2. Having been disciplined by being expelled or
                               suspended from membership, by being barred or suspended from association with a member, or by having activities restricted.

                     e. Consumer-initiated, investment-related complaints
                        or proceedings: |U-4, 22G-22H|

                            1. Within the past 24 months, having been the
                               subject of a complaint or proceeding that alleged involvement in a sales practice violation and contained a claim for compensatory damages of $5,000 (or more), or alleged involvement in forgery, theft, misappropriation or conversion of funds or securities. |U-4, 22G| |U-5, 13B|

                            2. Having been named as a respondent/defendant in a
                               investment-related, customer-initiated
                               arbitration or civil litigation which alleged involvement in a sales practice violation and is still pending; resulted in an award or judgment (regardless of amount); or was settled for $10,000 or more. |U-4, 22H(1)| |U-5, 13B(1)|

                            3. Having been subject to an investment-related,
                               customer-initiated written complaint which alleged involvement in a sales practice violation, and which complaint was settled for $10,000 or more. |U-4, 22H(2)| |U-5, 13B|

                     f. Bankruptcy or insolvency

                            1. Within the past 10 years, made a compromise with
                               creditors, filed a bankruptcy petition or been subject to an involuntary bankruptcy petition. |U-4, 22L|

                            2. Within the past 10 years, having exercised
                               control over an organization which made a compromise with creditors, filed a bankruptcy petition or been subject to an involuntary bankruptcy petition. |U-4, 22L|

                            3. Within the past 10 years, having exercised
                               control over a broker/dealer, been the subject an involuntary bankrupt petition, or had a trustee appointed, or had a direct payment procedure initiated under the Securities Investor Protection Act. |U-4, 22M|

                     g.  Terminations and resignations:

                            1. Having voluntary resigned, been discharged, or
                               permitted to resign after accusations of violating investment-related statutes, regulations, rules or industry standards of conduct; fraud or the wrongful taking of property; or, failure to supervise in connection with investment-related statutes, regulations, rules or industry standards of conduct. |U-4, 22N|

                     h.  Other required disclosures:

                            1. Having a bonding company deny, revoke or pay out
                               on a bond.

                            2. Having any unsatisfied judgments or liens. |U-4,
                               22K|

                     i.  Investigations:

                            1. Having been notified of being the subject of any
                               investigation, regulatory complaint or proceeding by a domestic or foreign governmental body or self-regulatory organization with jurisdiction over investment-related businesses. |U-4, 22I(1)| |U-5, 14|

                            2. Becoming the subject of an internal review by a
                               prior employer for fraud, wrongful taking of property, or for violating investment-related statutes, regulations, rules or industry standards of conduct. |U-5, 15|

                            3. Having been named in any pending
                               investment-related civil action. |U-4, 22I(2)|


                  (Amended 1/2000)


                          SECTION IV GENERAL PROCEDURES

        DISCLOSURE OF CONFLICTS OF INTEREST

        New Employees:

                After starting work for NASD, each new employee must determine whether he has any personal, business, or financial relationships that could create an actual conflict of interest with his ability to perform his duties for NASD. Each new employee must also determine whether he has any relationships that, to an outside party, might create the appearance of a conflict of interest with his ability to perform his duties for NASD.

                If an actual or potential conflict of interest exists, the employee must provide written notification to his Department Director (or next higher level officer) within two weeks of employment. For employees who are Executive Vice Presidents (or higher levels) the above disclosure is to be made to the Senior Vice President and General Counsel of NASD.

                The notification must include the employee's name, date of the notification, description of the relationship causing the conflict of interest, and statement of whether the employee believes the situation represents an actual or potential conflict of interest (or an appearance of a conflict of interest). The employee should retain a copy of the notification for his own records. Unless written approval is received from his Executive Vice President, the employee must refrain from working on any NASD matters where a conflict of interest exists.

                Although disclosure must be made in writing, there is no required form, and e-mail is permissible.

        Current Employees:

                If a change occurs in an employee's duties for NASD or in his personal, business, or financial relationships that would act to create an actual or potential conflict of interest (or an appearance of a conflict of interest) with his ability to perform his duties for NASD, the employee must provide written notification of the conflict of interest in the same manner as described above. Notification must be provided within two weeks of the change that gave rise to the conflict, and the employee should retain a copy for his records. Unless written approval is received from his Executive Vice President, the employee must refrain from performing NASD duties where an actual or potential conflict of interest exists.


                If, while performing NASD duties, an employee determines that he has been placed in a situation that creates a conflict of interest (or the appearance of a conflict of interest), he must immediately provide written notification in the same manner described above and recuse himself from further work on the project unless written approval is received from his Executive Vice President.

                        SECTION IV SUPERVISORY PROCEDURES

        Certain conduct will always be considered to be in conflict with the interests of NASD. Employees may not engage in this conduct and an Executive Vice President may not grant waivers to permit employees to engage in such conduct. A non-exhaustive list of such conduct includes an employee's:

                     a. Engaging in bribery or attempted bribery.

                     b. Selling or possessing illegal drugs while on NASD
                        premises or business.

                     c. Stealing money, computers, computer parts or other
                        assets from NASD.

                     d. Removing company assets or property from company
                        premises without proper authorization or permission.

                     e. Submitting false documents (e.g., Travel and
                        Entertainment Forms; Employee Time Reports) to obtain funds to which the employee is not entitled.

                     f. Disclosing or trading upon non-public information gained in the course of NASD employment (such conduct may also violate federal prohibitions against insider trading, Code of Conduct Sections V (Information Disclosure) and VIII.E (Trading Restrictions), as well as the NASD Information Security Policy).

                     g. Participating in an arbitration, mediation, or
                        disciplinary proceeding in which: any party, counsel or adjudicator is a member of an employee's immediate family; or the employee is negotiating employment with any party or counsel involved in the proceeding.


        In determining whether to approve an employee to work on NASD matters where a potential conflict of interest exists, an Executive Vice President should examine the nature of the relationship between the employee and the person with whom the potential conflict of interest exists. Specifically, the Executive Vice President should determine whether it is a very close relationship (e.g., spouse, parents, siblings, children, business partners, friends an employee dines with weekly) or a more distant relationship (e.g., cousins, former co-workers, friends an employee rarely sees). In addition, Executive Vice Presidents should assess the job duties and positions of the employee and the person with whom the potential conflict of interest, and the size and structure of the organization with which NASD will be dealing.


        There is no "bright line" test for determining whether to permit an employee to conduct NASD business where the appearance of a conflict of interest exists. Generally, the closer an employee's relationship to another person with whom NASD conducts business, the less reasonable it becomes for him to conduct NASD business with that person. Also, the higher an employee's position with NASD or the other person's position in his organization, or the smaller or less geographically diverse the other organization is, the less reasonable it becomes to permit the employee to conduct NASD business with the other organization.


        Additionally, whenever an Executive Vice President permits an employee to conduct NASD business with another person where the potential for a conflict exists, adequate supervisory safeguards must be put in place. The ability to provide adequate safeguards may also affect the decision whether to permit the activity.


        In identifying situations or relationships that have a high potential for creating the appearance of, or an actual, conflict of interest, each situation or relationship must be considered in light of the facts surrounding it. Absent an actual conflict of interest, and if adequate supervisory safeguards can be put in place, an Executive Vice President has wide discretion in considering whether to approve a work assignment in a potential conflict situation. It is not possible to list all the situations that can arise or to create a definitive list of relationships in which an employee may or may not act on behalf of NASD. However, the following are a few examples of potential or actual conflicts which might arise and how they should be handled under the NASD Code of Conduct.


                Examinations, Investigations, and Other Regulatory Reviews


                        Employees should not be assigned to conduct an examination, investigation, or regulatory filing review (e.g., Nasdaq listing application, advertising, financial, etc.) of any NASD member: (a) that employs a member of the employee's immediate family; (b) that has employed the employee or a member of his immediate family at any time during the prior three years; or (c) with which the employee is negotiating employment.


                        Employees generally should not be assigned to conduct an examination, investigation, or regulatory filing review of an NASD member at which the employee or a member of his immediate family maintains an interest in a security account. However, because the mere fact that an employee or a member of his immediate family maintains an account with a broker/dealer would not necessarily impair an employee's ability to perform his regulatory functions (e.g., participate in the examination of a broker/dealer where an employee maintains an account). Therefore, Executive Vice Presidents may determine that the facts and circumstances of an individual case warrant the grant of a waiver.


                        Employees generally should not be assigned to conduct an examination, investigation, or regulatory filing review (e.g., Nasdaq listing application, advertising, financial, etc.) of any NASD member that employs anyone with whom the employee has a close personal relationship. Nevertheless, the total facts should be considered in determining whether such an assignment would create a conflict of interests. For example, the mere fact that a large organization employs a close friend of an NASD employee should not be disqualifying if the friend's responsibilities are unrelated to the NASD employee's regulatory duties.


                        Employees generally should not be assigned to conduct an examination, investigation, or regulatory filing review (e.g., Nasdaq listing application, advertising, financial, etc.) regarding any security in which the employee maintains an ownership interest, controls trading, or has a financial interest.


                        Employees should not accept any business gift or courtesy (other than coffee, tea, soft drinks, and similar items of nominal value) from an NASD member or issuer while he is conducting an examination, investigation, or other regulatory review involving the NASD member or issuer. (The acceptance of such gifts or courtesies also would violate Code of Conduct Section IX (Business Gifts, Gratuities, and Courtesies)).


                Disciplinary, Arbitration, Mediation, and Delisting Proceedings


                        Employees should not be assigned to conduct a disciplinary, arbitration, mediation, or delisting proceeding if the employee is negotiating for employment with any party (or an attorney representing any party) or if a party (or attorney for a party) employs a member of an employee's immediate family.


                        Employees should not accept any business gift or courtesy (other than coffee, tea, soft drinks, etc.) from a party (or an attorney representing a party) involved in a disciplinary, arbitration, mediation or delisting proceeding while the proceeding is in progress or subject to appeal. (This would also violate Code of Conduct Section IX (Business Gifts,

                        Gratuities, and Courtesies)).


                Dealing with Vendors


                        If an employee is assigned to work on a matter involving a vendor in which the employee has an interest, the employee must disclose that interest to his department head before performing any work on the matter. Disclosure is required if: 1) an employee personally has an interest in a vendor (e.g., by holding vendor stock in the employee's own account); 2) such stock is held in an account in which an employee has a financial interest or can control trading (e.g., vendor stock that is held in the account of a spouse or minor child); 3) a potential conflict stems from the interests of members of the employee's immediate family (e.g., an employee's sibling or spouse works for a vendor for which the NASD employee has work-related responsibility); or 4) an employee is negotiating for employment with a vendor.


                        Although disclosure must be made in writing, there is no required form, and e-mail is permissible.


                        Once an employee has disclosed a vendor interest, the department head may determine that the matter should be assigned to another employee. If the department head determines to reassign the matter to another employee, the issue is resolved and no further action is required.


                        However, if the department head determines that it would be preferable (i.e., in NASD's best interests) not to reassign the matter, the department head must seek Executive Vice President approval: under the Code, an employee with a vendor interest cannot work on any matter involving that vendor without prior written Executive Vice President approval.


                        In determining whether to allow an employee to work on a matter involving a vendor in which the employee has an interest, an Executive Vice President should consider the significance of the employee's vendor interest. An Executive Vice President also should consider: 1) whether the employee would have exclusive or substantial decision-making responsibility in the vendor-related matter; 2) whether adequate supervisory safeguards could be put in place if the employee were allowed to work on the matter (e.g., requiring additional review of the employee's handling of a vendor-related matter); 3) the relative significance of a contract or potential contract to the vendor (i.e., whether the award or loss of NASD business would constitute a material development that would affect the value of the vendor's stock); and
                        4) and the feasibility of transferring responsibility for a given vendor to other employee(s).


                        An Executive Vice President should not permit an employee to work on a matter involving a vendor with which the employee is negotiating for employment, and an employee generally should not be permitted to work on a matter involving a vendor that employs a member of the employee's immediate family.


                        In the context of vendor investments, an employee may be permitted to work on a matter in which the employee's interest in the vendor is de minimis: i.e., less than 2% of the employee's total investments and less than 1% of the vendor's outstanding shares. Such de minimis investments generally do not threaten the employee's ability to exercise independent judgment in conducting NASD business. Even when a vendor investment is de minimis, however, an Executive Vice President is free to determine that it is preferable to assign another employee to the matter.


                        More significant vendor investments require additional analysis in light of the four factors described above. Further, the Executive Vice President should be aware that, as the significance of an employee's interest in a vendor increases, the appropriateness of the employee's involvement in matters relating to the vendor declines. This is particularly so if the vendor-related matters in which the employee would be involved are significant and therefore could affect the value of the vendor's stock. Thus, the conflicts of interest presented by vendor investments should be viewed as a continuum: at or below a de minimis level such investments do not necessarily require an employee's disqualification, but a significant vendor investment should preclude an employee from working on a matter involving a vendor.


                        Click here for additional guidance on vendor investments.


                Loans from NASD/Amex Members


                        Employees may not accept loans from an NASD or Amex member except when it is clear that the motivation for the loan is a family or personal relationship, or the loan is made in the context of a routine banking or brokerage relationship. Nor may employees make loans to NASD or Amex members except when it is clear that a family or personal relationship motivates the loan.


                Former Employers


                        Generally, Executive Vice Presidents should not approve a work assignment for an employee that involves dealing with an organization that has previously terminated (or permitted to resign while under investigation) the employee (or a member of his immediate family) while under investigation because the potential conflict of interest in this situation usually cannot be minimized to an acceptable level of risk. While this is particularly true in the regulatory areas of NASD's business (e.g., examinations, investigations, or reviews of regulatory filings), this also applies to non-regulatory areas (e.g., contracting with vendors). Nonetheless, if adequate supervisory safeguards can be implemented, work may be conducted with the prior written approval of the employee's Executive Vice President.


        REVIEWING CONFLICTS OF INTEREST DISCLOSURES


        When an employee notifies his Department Director (or next higher level officer) that he may have a personal, business, or financial relationship that would create an actual or potential conflict of interest with his ability to perform his duties for NASD, the Department Director (or next higher level officer) must:

                1. Review the disclosure made by the employee.

                2. Discuss the matter with the employee, as necessary.

                3. Determine whether the disclosed relationship presents an actual conflict, a potential conflict, the appearance of a conflict or no conflict of interest (including consulting the Senior Vice President and General Counsel of NASD for guidance, if needed).

                4. Have a copy of the notification submitted by the employee placed in the employee's personnel file.


        Actual Conflicts of Interest: If an actual conflict of interest exists, the Department Director (or next higher level officer) must take any steps necessary to ensure that the employee is not assigned to work on any NASD matters involving the party with whom the employee has the conflict of interest. This should include notifying the employee's immediate supervisor of the conflict and any other appropriate action.


        The Department Director (or next higher level officer) must also evidence in writing whether he has determined that an actual conflict of interest exists, send a copy to the Human Resources Department (to be filed in the employee's personnel file) and provide the employee with a written acknowledgment that the Department Director (or next higher level officer) was informed of the conflict of interest. This may be accomplished by the Department Director (or next higher level officer) noting his determination on the employee's original notification and sending copies to the appropriate parties.


        Potential Conflicts of Interest: Potential conflicts of interest exist when an employee has a relationship that an outside party would reasonably view as precluding the employee from being able to act without being influenced by that relationship. If a potential conflict of interest exists, the Department Director (or next higher level officer) should notify the employee's immediate supervisor of the potential conflict and document the potential conflict of interest in the same manner as an actual conflict of interest (described in paragraph B., above). The Department Director (or next higher level officer) must also document any restrictions placed on the employee to reduce the potential for conflict from becoming an actual conflict of interest. Whenever possible, the employee should not be assigned to work on any NASD matters involving an NASD member, issuer, vendor or other party with whom the employee has a potential conflict of interest.


        Situations may arise in which a Department Director (or next higher level officer) believes it is in NASD's best interests to assign an employee with a potential (but not an actual) conflict of interest to work on an NASD matter involving an NASD member, issuer, vendor or other party with whom the employee has the potential conflict of interest. In these situations, written approval must be obtained from the employee's Executive Vice President before the employee starts work on the assignment.


        No Conflict of Interest: If an employee discloses a situation that he believes may constitute a conflict of interest, but the Department Director (or next higher level officer) determines no actual or potential conflict of interest exists, no further supervisory action is required. Administratively, the Department Director (or next higher level officer) should record his determination on the employee's original notification and have it filed in the employee's personnel file, with a copy sent to the employee.


        EXECUTIVE VICE PRESIDENT APPROVAL FOR CONFLICTS OF INTEREST

           A. Actual Conflicts of Interest: When an employee has an actual conflict of interest regarding another party to NASD business, he may not work on that matter. Approval to work on such matters should not be granted by the applicable Executive Vice President.

           B. Potential Conflicts of Interest: With the prior written approval of his Executive Vice President, an employee may be assigned to work on NASD business where there is a potential (but not an actual) conflict of interest. To obtain Executive Vice President approval, the Department Director (or next higher level officer) must send the Executive Vice President a copy of the employee's disclosure of the potential conflict, the Department Director's (or next higher level officer's) acknowledgment of the conflict and the reason(s) why the Department Director (or next higher level officer) believes it is appropriate for the employee to be assigned to work on the matter involving the NASD member, issuer, vendor or other party with whom the employee has a potential conflict of interest. The Executive Vice President must note his decision in writing. If an employee is authorized to work on a matter where there exists a potential conflict of interest, additional review or supervision of the employee's work will typically be required to ensure that the potential conflict of interest does not become an actual conflict of interest. A copy of the Executive Vice President's decision must be sent to the Human Resources Department (to be filed in the employee's personnel file), the Department Director (or next higher level officer) and the employee involved. (This may be accomplished through the Executive Vice President recording the appropriate notations on the employee's original notification and sending copies to the appropriate parties).

        V. INFORMATION DISCLOSURE

           A. General Provisions


              The nature of our business often causes employees to receive or have access to confidential, sensitive, or non-public information. Employees must act to preserve the security and confidentiality of such information. Employees must exercise special care if they need to discuss confidential or sensitive information with another employee in a public place, such as a restaurant, elevator, or airplane, to ensure such information is not inadvertently overheard by others.

           B. Specific Prohibitions

              Employees are specifically prohibited from:

                1. Disclosing to, or discussing with, any unauthorized person any information not generally available to the public (unless prior approval is obtained from his Executive Vice President). This prohibition does not apply to information disclosed or discussed by employees in fulfilling responsibilities or duties that are within their job description. Some examples of non-public information include, but are not limited to:

                       a. NASD's strategic plans or initiatives;

                       b. advertising or marketing plans and strategies;

                       c. technological information regarding NASD systems or
                          technology strategies;

                       d. information provided by a broker/dealer regarding its
                          financial position, business, or trading strategies;

                       e. information related to regulatory investigations in
                          progress;

                       f. questions, or answers to questions, contained in
                          securities licensing tests; or

                       g. non-public information concerning other corporate
                          strategies, examinations, disciplinary actions, arbitration proceedings, settlements of lawsuits or administrative proceedings, economic data, personnel information, or other information regarding issuers, NASD members, NASD employees, or arbitrators.

                2. Responding to inquiries received from the news media. Any inquiries received must be referred immediately to the Corporate Communications Department or the designated spokesperson, as provided for in the Media Relations Guidelines.

                3. Transmitting confidential or sensitive information to other employees within NASD other than to fulfill the business needs of NASD. Employees are expected to comply with all corporate policies relating to the handling of confidential or sensitive information (e.g., Information Security Policy, E-Mail Policy, and Internet Policy). An employee who receives a request for information by persons who would appear to have no need for such information in the daily performance of their jobs shall immediately report the request to the employee's Department Director (or next higher level officer).


      LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.

                            SECTION V INTERPRETATIONS

        1. Question: Through the normal course of his work, Employee A obtains non-public information about Company X. Employee A shares this information with Employees B and C, and tells them it is confidential. Neither B nor C has any need for this information in connection with their jobs at NASD, but both B and C know Employee A routinely receives non-public information. Employee B purchases 100 shares of Company X's stock, in anticipation of a price rise when the information becomes public. The next day, the information becomes public and the price of Company X's stock goes up 40%. The day after the price rise, Employee B sees Employee C in the hallway and brags about how much money he made because of Employee A's information. A month later, during its investigation into trading in Company X's stock, the NASD Market Regulation Department identifies Employee B as a purchaser. After this, Employee C tells Market Regulation about his conversations with Employees A and B, both before and after Company X's information became public. Has Employee A, B, or C violated the Code of Conduct?


            Answer: Employee A has violated the Code of Conduct by failing to maintain the confidentiality of information received through his position with NASD, since Employees B and C have no business need for the information.


            Employee B has also violated Code of Conduct Section VIII by engaging in a personal transaction based on non-public information gained through NASD employment.


            More importantly, since the information in question apparently was material non-public information for purposes of the federal securities laws, both Employees A and B have likely violated the laws that prohibit insider trading (trading on material, non-public information) and could be subject to a civil enforcement action or criminal prosecution.


            In addition, employees are obligated to report violations of the Code of Conduct to the Office of General Counsel or the Internal Review Department. After the conversation in which Employee B told Employee C that he had traded on the information from Employee A, Employee C should have known that Employee B had violated the Code of Conduct and reported this information. |Link to Section X, Code of Conduct Enforcement and Discipline|


            (Amended 1/2000)

        2. Question: Arbitration Employees A, B, and C are at lunch in a restaurant. During lunch, they discuss an arbitration decision, which has yet to be issued. Unknown to Employees A, B and C, the attorney for one of the parties is in the adjoining booth and overhears the conversation. Has Employee A, B, or C violated the Code of Conduct?


            Answer: Employees A, B, and C have all violated the Code of Conduct by failing to exercise special care when discussing NASD matters in public.


            (Amended 1/2000)

        3. Question: Issuer Services Employee A receives a request from Employee B for the names of the companies on which Issuer Services will be focusing its marketing efforts. Employee B works in a department which would seem to have no need for this type of information. What should Employee A do?


            Answer: Since confidential or sensitive information should be transmitted within the NASD on a need-to-know basis, Employee A should not provide the information requested. Employee A should notify his Department Director (or next higher level officer) of Employee B's request. Employee A's Department Director should contact Employee B's Department Director to determine if there is a business need for the information. If so, the information should be provided. If there is no business need for the information, Employee B's Department Director should determine whether

            Employee B understands the need to keep information confidential and should re-educate Employee B on this point. If it appears to Employee B's Department Director that Employee B has previously sought or obtained confidential information for which he has no legitimate need, the Department Head should report the matter to the NASD Office of General Counsel or the Internal Review Department. |Link to Section X|


            (Amended 1/2000)

                          SECTION V GENERAL PROCEDURES

        AUTHORIZATION TO RELEASE INFORMATION:


        An employee who has been authorized to release information in accordance with his normal job duties or NASD policies or procedures (e.g., Authorized Media Spokesperson; Public Disclosure Program Information) may do so without the need for further specific written authorization.


        RESPONDING TO MEDIA REQUESTS


        The Corporate Communications Department is responsible for determining who will be authorized as a spokesperson and what procedures will be followed in responding to the media. If an employee who is not authorized to respond to media receives a request for information from the media, the employee should follow the procedures set forth in the Media Relations Guidelines.

                        SECTION V SUPERVISORY PROCEDURES

        DISCLOSURE OF INFORMATION


        Department Directors (and next higher level officers) should take any steps necessary to provide reasonable assurance that employees are aware of the need to maintain the confidentiality of sensitive information received during the course of their employment with NASD. At a minimum, this would require Department Directors (and next higher level officers) to educate and train their staff in: the type(s) of information that their Department receives or produces that is deemed to be confidential or sensitive; the requirements for handling confidential information; and NASD's information-handling policies.


        If a Department Director (or next higher level officer) is informed by his employee that another NASD employee has requested information which does not appear to be necessary in the performance of the other employee's job, the Department Director (or next higher level officer) should contact the other employee's Department Director (or next higher level officer) in order to determine the business need for the information. If it is determined that the other employee had no business need for the information requested, then the matter should be referred to NASD Office of General Counsel.


        RESPONDING TO MEDIA REQUESTS


        Department Directors (and higher level officers) are required to be familiar with the current Media Relations Guidelines, as revised from time to time, and to take any steps necessary to provide reasonable assurance that all media requests are referred or handled properly. At a minimum, this would require Department Directors (and next higher level officers) to educate and train their staff in the requirements of the Media Relations Guidelines. Anyone who is authorized as a spokesperson must limit his response to information that he has been authorized to disclose. The Corporate Communications Department is responsible for determining who will be authorized as a spokesperson for NASD and what procedures will be followed in responding to the media.

        VI. LEGAL PROCEEDINGS


        Responses to requests for information or testimony in legal proceedings must be coordinated with the NASD Office of General Counsel. In this regard:

            1. All matters involving potential litigation must be referred to and discussed with the NASD Office of General Counsel, and counsel for the affected NASD operating division(s), at the earliest opportunity.

            2. Any employee who is served with a subpoena, complaint, or other legal pleading that relates to his employment with NASD or involves an NASD member, Amex member, regulated firm, or issuer must immediately notify his Department Director (or next higher level officer) and the NASD Office of General Counsel. The employee should then await instructions concerning compliance with the subpoena or pleading from the NASD Office of General Counsel.

            3. No employee shall testify in any proceeding in respect to securities or any matter related to NASD without prior approval of the NASD Office of General Counsel and notification to his

                Executive Vice President. This provision does not apply to proceedings initiated by NASD (e.g., disciplinary hearings).

            4. No employee shall act as a witness, expert, consultant, or adjudicator in any NASD-sponsored arbitration, mediation, early neutral evaluation, hearing, or other proceeding, on behalf of any party other than NASD (except Hearing Officers, when carrying out their responsibilities relating to disciplinary proceedings under the applicable NASD rules).


      LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.

                           SECTION VI INTERPRETATIONS

            1. Question: Employee A receives a subpoena to produce documents and testify in a private civil action regarding an examination he conducted at an NASD member firm. What is required to be done under the Code of Conduct?


                Answer: Employee A must immediately report the receipt of the subpoena to his Department Director (or next higher level officer) and to the NASD Office of General Counsel. The Office of General Counsel will instruct Employee A regarding compliance with the subpoena.

            2. Question: Employee A receives a summons to appear for jury duty. Employee B receives a subpoena to testify as a witness to a hit-and-run accident. What is required to be done under the Code of Conduct?


                Answer: In contrast to question 1, Employee A is not being summoned to testify, only for potential jury service. Employee B is being summoned to testify, but about a matter that is unrelated to securities or NASD. Neither of these events requires notification under the Code of Conduct. However, Employees A and B would both be subject to the "Jury Duty/Court Appearance Policy" contained in the NASD Employee Handbook. Among other things, this policy would require each of them to notify his respective supervisor of his need to appear in court to fulfill his civic obligations.
                |Link to Employee Handbook -- Section 4.9|


                (Amended 1/2000)

                          SECTION VI GENERAL PROCEDURES

        An employee must provide written notification to his Department Director (or next higher level officer) and the NASD Office of General Counsel regarding any potential litigation involving NASD. This includes the receipt of a subpoena or other legal request received by the employee that (a) is related to his employment with NASD or involves an NASD member, regulated firm, issuer or NASD business and (b) requires the employee's appearance related to an NASD matter or the production of NASD records or information. An employee can meet the written notification requirement by providing a copy of the subpoena (or other written legal request) to the appropriate persons.


        The NASD Office of General Counsel is responsible for determining the procedures to be followed to comply with subpoenas and other legal matters involving NASD. In order to ensure NASD complies with legal requests, employees must follow instructions received from the NASD Office of General Counsel. These instructions may be written or verbal, as deemed appropriate by the NASD Office of General Counsel.

                        SECTION VI SUPERVISORY PROCEDURES

        RESPONDING TO SUBPOENAS AND OTHER LEGAL REQUESTS


        Department Directors (and next higher level officers) are required to refer all matters involving potential litigation to the NASD Office of General Counsel. Department Directors (and next higher level officers) should take any steps necessary to provide reasonable assurance that all subpoenas and other legal requests are recorded and handled properly. At a minimum, this would require Department Directors (and next higher level officers) to educate and train their staff in the requirements for handling these documents and in the need to follow the advice of the NASD Office of General Counsel in responding to these types of requests.

        VII. OUTSIDE EMPLOYMENT AND ACTIVITIES

           A.  General Provision


               Employees may not engage in any outside employment or other activity that would create an actual or apparent conflict of interest with their concurrent NASD employment.

           B.  Specific Prohibitions


               Employees are specifically prohibited from engaging in any outside employment or activity that would entail:

                 1. Maintaining any securities or commodities licensing registrations.

                 2. Performing any work for any broker/dealer, person or entity registered under the Commodity Exchange Act, exchange, alternative trading system, electronic communications network, contract market, registered futures association, regulatory client of NASD, mutual fund, or investment adviser.

                 3. Performing any securities-related work for any bank or insurance company.

                 4. Performing any activity regarding securities matters involving any issuer or subscriber.

                 5. Performing any non-NASD work for, or providing non-NASD professional services to, anyone who participates in the employee's NASD performance evaluations.

                 6. Using company stationery, logos, addresses, or telephone numbers in any manner that could be construed as indicating an outside activity is being performed on behalf of, or is sanctioned by, NASD.

                 7. Using NASD office facilities for conducting outside employment or other non-work-related activities.

                 8. Conducting any securities-related teaching, lecturing, or writing activities (other than those that may be part of an employee's designated job responsibilities), unless all of the following conditions are met:

                        a. the employee requests and receives prior written approval from his Executive Vice President;

                        b. the activity does not involve an organization that provides training designed to facilitate passing securities licensing requirements;

                        c. the employee clearly discloses that the views expressed are his own and not the views of NASD;

                        d. compensation is not accepted from an NASD or Amex member; and

                        e. any activity for which compensation is to be received is performed by the employee during personal time (e.g., vacation, leave without pay, after business hours).

           C. Service as Officer or Director of a Publicly Traded Company; Holding Public Office

                  1. An employee may not serve as an officer or director of a company that is listed on The Nasdaq Stock Market or Amex without the prior written approval of the NASD Audit Committee. An employee who wishes to serve as the officer or director of a Nasdaq or Amex-listed company must submit (through his Department Director) a written request for approval to the employee's Chief Executive Officer. The employee's Chief Executive Officer will make a recommendation to the NASD Audit Committee on whether the request should be approved or denied. The decision of the Audit Committee will be final.

                  2. An employee may not serve as an officer or director of any other publicly traded company without the prior written approval of the employee's Chief Executive Officer. An employee who wishes to serve as the officer or director of a publicly traded company that is not listed on Nasdaq or Amex must submit (through his Department Director) a written request for approval to the employee's Chief Executive Officer. The decision of the employee's Chief Executive Officer on the request will be final and will be reported to the NASD Audit Committee.

                  3. If an employee wishes to serve as an officer or director of a company that is not publicly traded, the matter is handled in conformity with Subsection D ("Advance Notification of Outside Employment"), below.

                  4. An employee cannot hold elected or appointed political
                     office without the prior written approval of the employee's Executive Vice President. An employee who wishes to hold political office must submit (through his Department Director) a written request for approval to the employee's Executive Vice President. The decision of the Executive Vice President on the request will be final.

           D. Advance Notification of Outside Employment and Activities

                  1. For any outside employment or activity not prohibited by
                     Section VII.B or governed by Section VII.C, an employee must provide advance written notification to his Department Director (or next higher level officer) describing the nature of any planned outside employment or activity, including any compensation expected to be received. Proposed outside employment or activities disclosed pursuant to this subsection will be deemed permissible unless the Department Director (or next higher level officer) determines that the proposed employment or activity will create a conflict of interest and provides the employee with written notification of this determination.

                  2. If the nature of an employee's previously disclosed outside employment or activity changes, the employee is required to give written notice of this fact to his Department Director (or next higher level officer).

                  3. Exempt from the above notification provision are:

                        a. professional services (e.g., preparation of a will or a tax return) provided for no fee to family members, friends, or charitable or civic organizations; and

                        b. other services provided to charitable or civic organizations for which an employee will not be compensated (e.g., selling Girl Scout cookies; serving as President of a homeowners' association).

      LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.


                           SECTION VII INTERPRETATIONS

            1. Question: Employee A wants to work in a small, privately held clothing store on weekends to make extra money. Is he required to obtain advance written approval from his Executive Vice President, or simply to give advance written notice to his Department Director?


                Answer: In these circumstances, the employee is merely required to give prior written notice to his Department Director because the proposed employment does not present a conflict of interest, is not prohibited by Section VII.B of the Code of Conduct, and does not involve securities-related teaching, lecturing, or writing. The Department Director is not required to take any affirmative action to approve the proposed outside employment: he is only required to take action he believes that the proposed outside employment would conflict with the Code of Conduct.


      (Effective 1/2000)

            2. Question: Employee A wants to perform telemarketing activities for a brokerage firm during evenings and weekends. Is this permissible under the Code of Conduct?


                Answer: No. Code of Conduct Section VII.B.1 specifically prohibits employees from performing any outside work for a broker/dealer.


      (Amended 1/2000)

            3. Question: Employee A would like to teach a securities law class at a local university after business hours. Employee A will be paid for the activity. Is this permissible under the Code of Conduct?


                Answer: Prior to engaging in securities-related teaching, lecturing, or writing activities, Employee A must obtain written approval from his Executive Vice President. In this case, the proposed activity is likely to be approved because it does not present a conflict of interest and does not implicate any Code prohibitions. If approved, Employee A will be required to ensure he does not represent his views as being those of NASD.


      (Amended 1/2000)

            4. Question: Employee A properly notified his Department Director that he was starting work as the closing bartender for a local restaurant. The Department Director determined this would not create a conflict of interest with Employee A's NASD duties. After two months, it becomes apparent that the quality of Employee A's work for NASD is deteriorating, apparently because he is always tired during the day. Can the Department Director force Employee A to give up his night job, based on the Code of Conduct?

                Answer: Employee A provided proper notice to his Department Director and his job is not creating an ethical conflict of interest; therefore the Code of Conduct would not require him to give up his second job. However, Employee A's second job is creating a performance issue that should be addressed by his Department Director in accordance with the "Corrective Action Policy" contained in the Employee Handbook.

    5. Question: An NASD member asks Employee A to attend and speak at a securities conference sponsored by the NASD member. The NASD member will pay Employee A an honorarium for speaking and will also pay Employee A's travel and lodging expenses and waive the normal fee for attending the conference. When notified, Employee A's Executive Vice President determined the conference would benefit NASD and approved Employee A's participation as a representative of NASD to be done on company time. How does the Code of Conduct affect this situation?

        Answer: Because the Executive Vice President has authorized Employee A to represent NASD, this is not subject to the Code of Conduct provisions that govern outside employment. The honorarium must be declined, as it represents cash from an NASD member, which is prohibited under the Code of Conduct. |Link to Code of Conduct Section IX.C.3|

        Generally, NASD pays for the business-related travel and lodging expense of its employees. If this is not practical (e.g., a block of rooms has been reserved for billing to the NASD member and other rooms are not available) or the Executive Vice President determines that it is not appropriate to do so (e.g., the same amenities are being provided to other speakers at the same conference), Employee A may accept the travel and lodging. If so, the value of the travel and lodging may not be excessive, may not include non-work-related amenities, must be reported by the employee as a business courtesy (along with the amount of the seminar fee that was waived). The employee would report the business courtesy using the Code of Conduct Compliance System, on OASIS.

(Amended 1/2000)

For additional related interpretations read Questions 13 & 14 under Section IX.

    6. Question: Employee A is a Department Director. Employee A asks Attorney B, who works in A's department, to prepare a will for him and Attorney B agrees to do so, for free. Has Employee A or Attorney B violated the Code of Conduct?

        Answer: Yes. The Code of Conduct prohibits an employee from providing professional services to another employee who participates in the employee evaluation. Employee A, as the head of the department in which Attorney B works, should not have asked Attorney B to perform an outside professional services for him, and Attorney B should have refused to do so.

(Amended 1/2000)

    7. Question: Employee A is an acquaintance of Attorney B, who works in the NASD Office of General Counsel. Employee asks Attorney B to prepare a will for him, and Attorney B agrees to do so, for free. Employee A works for NASD in Department X. Has Employee A or Attorney B violated the Code of Conduct?

        Answer: No. As distinguished from Question 6., in this case Employee A does not participate in Attorney B's evaluation. If Attorney B chooses to do so, he may prepare Employee A's will.

(Amended 1/2000)

    8. Question: What does the Code require when an employee is asked to serve as an officer or director of a company?

        Answer: The Code's requirements depend on whether the company is publicly traded and, if so, whether it is listed on Nasdaq or Amex.

            - If the company is not publicly traded, the employee's service as an officer or director would be treated as proposed outside employment, and the employee would be required to give prior written notice to his Department Director.

            - If the company is publicly traded on a market other than Nasdaq or Amex, the employee must obtain prior written approval from his Chief Executive Officer. The employee would submit his request for approval through his Department Director and Executive Vice President to the Chief Executive Officer.

            - If the company is traded on Nasdaq or Amex, the employee must obtain prior approval of the NASD Audit Committee. The employee would submit written request for approval through his Department Director and Executive Vice President to the employee's Chief Executive Officer, who would recommend a disposition to the Audit Committee.

(Amended 1/2002)

    9. Question: What does the Code require when an employee wishes to hold public office?


        Answer: An employee who wishes to hold public office - whether elected or appointed- must obtain prior written approval from his Chief Executive Officer. The request would be submitted through the employee's Department Director and Executive Vice President to the employee's Chief Executive Officer.

(Amended 1/2002)

    10. Question: Under what circumstances will a request for approval to hold a political office or position as an officer or director of a publicly-traded company be denied?

        Answer: Generally, an employee's Chief Executive Officer will not permit an employee to serve as a director of more than one publicly-traded corporation. In addition, an employee's Chief Executive Officer will not approve employees to hold a political office or position as an officer or director of a publicly-traded company when such an office or position may create an actual or perceived conflict of interest (e.g., accept a political office that has authority over the issuance of municipal securities). Finally, an employee's Chief Executive Officer generally will recommend to the NASD Audit Committee that requests to serve as officers or directors of Nasdaq or Amex-listed companies be denied.

(Amended 1/2002)

                         SECTION VII GENERAL PROCEDURES


SECURITIES-RELATED TEACHING, LECTURING, WRITING

An employee is required to obtain written approval from his Executive Vice President prior to conducting any securities-related teaching, lecturing, or writing. The employee must submit a written request to his Executive Vice President, with a copy to his Department Director (or next higher level officer). The request must include the employee's name, date of the request, a description of the work to be performed and the organization for which the work is to be performed or publication in which the article will appear. If compensation is to be received, the request must state this and the source of the compensation. The employee should retain a copy of the notification for his own records. If the proposed activity is approved, the Executive Vice President must send a copy of the approval notice to the Human Resources Department to be filed in the employee's personnel file, and a copy to the employee (who should retain it for his records).

POLITICAL OFFICE

An employee who wants to run for, or accept appointment to, a political office must submit a written request and receive the approval of the employee's Chief Executive Officer prior to starting a campaign, or accepting an appointment. The employee must submit his request to his Department Director (or next higher level officer). The request must include the employee's name, date of the request, office being sought and a description of the duties of the office, including a specific statement regarding whether the office has any authority over issuing (or awarding any contract to issue) securities.

The employee's Department Director (or next higher level officer) will review the request and forward it, along with a recommendation to approve or deny the request, to the employee's Executive Vice President. The Executive Vice President will review the request and forward it, along with a recommendation to approve or deny the request, to the Chief Executive Officer of the employing company. The Chief Executive Officer will review the request and either approve or deny the request. The decision of the Chief Executive Officer will be final and, if a request is denied, a reason will be provided. The Chief Executive Officer will send a copy of the request and its final disposition to the Human Resources Department to be filed in the employee's personnel file, with copies to the employee, his Department Director (or next higher level officer) and his Executive Vice President.

Management will endeavor to act on any requests submitted within two weeks of submission by the employee. However, management's failure to act within this time frame will not constitute implicit approval, and employees may not begin to run for political office or accept a political appointment until written approval is received from the employee's Chief Executive Officer.

OFFICER OR DIRECTOR OF A PUBLICLY TRADED COMPANY

An employee who wants to serve as an officer or a director for a publicly-traded company must submit a written request and receive the approval of his Chief Executive Officer prior to accepting the position. The employee must submit his request to his Department Director (or next higher level officer). The request must include the employee's name, date of the request, office being sought and a description of the duties of the office, including a specific statement regarding whether the office has any authority over issuing (or awarding any contract to issue) any security.

The employee's Department Director (or next higher level officer) will review the request and forward it, along with a recommendation to approve or deny the request, to the employee's Executive Vice President. The Executive Vice President will review the request and forward it, along with a recommendation to approve or deny the request, to the employee's Chief Executive Officer.

If the request relates to an issuer of securities listed on Nasdaq or Amex, the Chief Executive Officer will review the request and forward it, along with a recommendation to approve or deny the request, to the Audit






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Committee of the NASD Board of Governors. The Audit Committee will review the request and either approve or deny it. The decision of the Audit Committee will be final and, if the request is denied, a reason will be provided.

If the request relates to an issuer that does not have any securities listed on Nasdaq or Amex, the Chief Executive Officer will review the request and either approve or deny the request. The decision of the Chief Executive Officer will be final and, if the request is denied, a reason will be provided.

The Chief Executive Officer will send a copy of the request and its final disposition to the Human Resources Department to be filed in the employee's personnel file, with copies to the employee, his Department Director (or next higher level officer) and his Executive Vice President.

Management will endeavor to act on any requests submitted within two weeks of submission by the employee. However, management's failure to act within this time frame will not constitute implicit approval, and employees may not accept an offer to serve as an officer or director of a publicly-traded company until written approval is received from the Chief Executive Officer (or, when required, the Audit Committee).

OTHER OUTSIDE EMPLOYMENT

Employees may not engage in any activity that is specifically prohibited by the NASD Code of Conduct. Additionally, an employee may not engage in any outside employment that would create a conflict of interest with his duties to NASD. An employee who wants to engage in outside employment that is not specifically prohibited must provide advance written notice to his Department Director (or next higher level officer).

PROSPECTIVE AND NEW EMPLOYEES

If a prospective employee is not planning to terminate all non-NASD employment at the time of hire, this should be discussed with his Department Director (or next higher level officer) during the interview process to determine whether the outside employment it will create a conflict of interest with the employee's NASD duties.

A new employee must provide written notice regarding his outside employment to his Department Director (or next higher level officer) within two weeks of starting work with NASD. This notice must include the employee's name, a description of the outside work performed, the name of the outside employer, the nature of the outside employer's business, whether compensation will be received, the source of the compensation, and the date of the notice. The employee should maintain a copy of the notice for his records. If the employee's Department Director (or next higher level officer) determines that the outside employment will create a conflict of interest with concurrent employment by NASD, management must so advise the employee in writing within two weeks of receiving the employee's notice. Once advised in writing that the outside employment presents a conflict with his NASD responsibilities, the employee will be required to terminate the outside employment within 21 days.




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                       SECTION VII SUPERVISORY PROCEDURES


APPROVAL OF SECURITIES-RELATED TEACHING, LECTURING OR WRITING ACTIVITIES

Any outside securities-related teaching, lecturing or writing activities requires the prior written approval of an employee's Executive Vice President. Executive Vice Presidents should first ensure that the employee's request for permission to engage in securities-related trading, lecturing, or writing includes all necessary information (i.e., employee's name, date of request, description of work to be performed, and the organization for which the work will be performed or the publication in which the article will appear). The Executive Vice President should then determine whether the proposed activity will create any actual or potential conflict of interest with the employee's duties to NASD. Any proposed activity that would create a conflict of interest should be denied. Activities that do not create the potential for a conflict of interest may generally be approved. The Executive Vice President must respond to the employee's request within two weeks of receiving it. If a proposed activity is denied, the Executive Vice President must note the reason(s) for the denial. A copy of the Executive Vice President's response must be sent to the Human Resources Department (to be placed in the employee's personnel file), the employee's Department Director (or next higher level officer) and the employee.

If an Executive Vice President determines a proposed activity would benefit NASD, the Executive Vice President may authorize the employee to engage in the activity on behalf of NASD. In this event, the activity will no longer be subject to the "outside employment" provisions of the Code of Conduct.

APPROVAL TO RUN FOR, OR ACCEPT APPOINTMENT TO, POLITICAL OFFICE

An employee who wants to run for, or accept an appointment to, a political office must submit a written request to his Department Director (or next higher level officer) and receive the approval of the employee's Chief Executive Officer prior to starting a campaign, being nominated or accepting the appointment. The Department Director (or next higher level officer) must ensure the request includes all necessary information (i.e., a description of the office being sought and the duties of that office, and whether the office has any securities-related authority) and must determine whether the proposed activity will create any actual or potential conflict of interest with the employee's duties to NASD. The Department Director (or next higher level officer) must then send the request, information regarding any actual or potential conflicts of interest and a recommendation to approve or deny the request to the employee's Executive Vice President. The Department Director may not approve or deny the request.

The Executive Vice President will review the information submitted by the employee's Department Director (or next higher level officer) and obtain any additional information that he deems necessary. The Executive Vice President will then forward the request, all pertinent information and a recommendation to approve or deny the request to the employee's Chief Executive Officer. The recommendation made by the Executive Vice President may be different from the initial recommendation made by the employee's Department Director (or next higher level officer). The Executive Vice President may not approve or deny the request.

The Chief Executive Officer will review the information submitted by the employee's Executive Vice President and obtain any additional information that he deems necessary. The Chief Executive Officer will make a decision regarding the request, which may be different from the recommendation made by the employee's Executive Vice President and/or Department Director (or next higher level officer). The decision of the Chief Executive Officer will be final. Generally, any proposed activity that would create a conflict of interest or prevent an employee from fulfilling his job duties with NASD will be denied.

The Chief Executive Officer will provide a written response either approving or denying the employee's request. If the request is denied, a reason will be provided. A copy of the request and response must be sent to the Human Resources Department to be filed in the employee's personnel file, with copies to the employee's Department Director (or next higher level officer), the employee's Executive Vice President, and the NASD Office of General Counsel.




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



Management should endeavor to process requests within two weeks of the employee submitting the request. However, failure to act within this time frame does not constitute implicit approval, and an employee may not begin a political campaign or accept a political appointment until he has received written approval from the employee's Chief Executive Officer.

OFFICER OR DIRECTOR OF A PUBLICLY-TRADED COMPANY

An employee who wants to serve as an officer or a director for a publicly-traded company must submit a written request to his Department Director (or next higher level officer) prior to accepting position. The Department Director (or next higher level officer) must ensure the request includes all necessary information (i.e., a description of the office being sought and the duties of that office, and whether the office has any securities-related authority) and must determine whether the proposed activity will create any actual or potential conflict of interest with the employee's duties to NASD. The Department Director (or next higher level officer) must then send the request, information regarding any actual or potential conflicts of interest and a recommendation to approve or deny the request to the employee's Executive Vice President. The Department Director may not approve or deny the request.

The Executive Vice President will review the information submitted by the employee's Department Director (or next higher level officer) and obtain any additional information that he deems necessary. The Executive Vice President will then forward the request, all pertinent information and a recommendation to approve or deny the request to the employee's Chief Executive Officer. The recommendation made by the Executive Vice President may be different from the initial recommendation made by the employee's Department Director (or next higher level officer). The Executive Vice President may not approve or deny the request.

The employee's Chief Executive Officer will review the information submitted by the employee's Executive Vice President and obtain any additional information that he deems necessary.

If the request relates to a position with an issuer that has securities listed on Nasdaq or Amex, the Chief Executive Officer will forward the request, all pertinent information and a recommendation to approve or deny the request to the Audit Committee of the NASD Board of Governors. The recommendation made by the Chief Executive Officer may be different from the recommendations made by the employee's Department Director (or next higher level officer) and Executive Vice President. The Chief Executive Officer may not approve or deny the request. The Audit Committee will review the information submitted by the Chief Executive Officer and will make a decision regarding the request, which may be different from the recommendation made by management. The decision of the Audit Committee will be final.

If the request relates to a position with an issuer that does not have any securities listed on Nasdaq or Amex, the Chief Executive Officer will make a decision regarding the request, which may be different from the recommendation made by the employee's Executive Vice President and/or Department Director (or next higher level officer). The decision of the Chief Executive Officer will be final. Generally, any proposed activity that would create a conflict of interest or prevent an employee from fulfilling his job duties with NASD will be denied.

The Chief Executive Officer (or Corporate Secretary on behalf of the Audit Committee) will provide a written response either approving or denying the employee's request. If the request is denied, a reason will be provided. A copy of the request and response must be sent to the Human Resources Department to be filed in the employee's personnel file, with copies to the employee, his Department Director (or next higher level officer), the employee's Executive Vice President, and the NASD Office of General Counsel.

Management should endeavor to process requests within two weeks of the employee submitting the request. However, failure to act within this time frame does not constitute implicit approval, and an employee may not begin a political campaign or accept a political appointment until he has received written approval from the employee's Chief Executive Officer.





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



OUTSIDE EMPLOYMENT


An employee must provide written notification to his Department Director (or next higher level officer) if he wants to have employment in addition to his employment with NASD. The Department Director (or next higher level officer) should ensure the notice contains all required information. The Department Director (or next higher level officer) must determine whether the outside employment is prohibited by Code of Conduct Section VII.B. If so, within two weeks the Department Director (or next higher level officer) must provide written notification to the employee that he must cease the outside employment or obtain a waiver from his Executive Vice President.

Generally, outside employment not prohibited in Code of Conduct Section VII.B., will be presumed to be allowed under the Code of Conduct and no action is required by the Department Director (or next higher level officer). However, if the Department Director (or next higher level officer) believes an employee's outside employment (although not specifically prohibited by Section VII. B), presents a conflict of interest with the employee's NASD duties, within two weeks the Department Director (or next higher level officer) must notify the employee in writing that he must cease the outside employment or obtain a waiver from his Executive Vice President. The notification must provide the reason(s) for denying the proposed outside employment. A copy of the Department Director's (or next higher level officer's) notification must be sent to the Human Resources Department (to be placed in the employee's personnel file) and the employee.


 VIII. SECURITY ACCOUNTS, POSITIONS, AND TRANSACTIONS

    A.  Relevant Definitions


        SECURITY ACCOUNT means any account maintained with a broker/dealer or commodity futures merchant.


        SECURITY POSITION means any debt or equity security, option, and other derivative product.


        SECURITY TRANSACTION means: 1) any transaction in a security account; or
        2) the creation, modification, or termination of a security position.

    B.  General Provisions

        As a self-regulatory organization and market operator, the interests of NASD require that employees' investment activities be free from any appearance of having been based on non-public or other information gained through employment with NASD. Further, these interests require that work performed for NASD is neither influenced, nor perceived to be influenced, by an employee's security positions or the location of his accounts. It constitutes a conflict of interest for any employee to participate in an examination, investigation, disciplinary action, listing decision, or other regulatory matter (e.g., advertising reviews, trading halts) related to the issuer of any security (including mutual funds) in which he maintains an ownership interest, controls trading, or has a financial interest.

    C.  Disclosure of Security Accounts, Positions, and Transactions




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        To help ensure the interests of NASD are not compromised, each employee is required to disclose the security accounts, positions, and transactions described below. Disclosure is to be made as specified by the "NASD Code of Conduct General Procedures."

            1.  All security accounts established by the employee.

            2. All security accounts in which an employee has a financial interest, including but not limited to, investment clubs, joint accounts, trusts, and private corporations controlled by the employee. Employees are presumed to have a financial interest in the accounts of a spouse who lives with the employee. This presumption may be rebutted if the employee demonstrates the contrary by clear and convincing evidence; the determination of whether an employee has satisfied this burden will be made by the Senior Vice President and General Counsel of NASD, and will be final and binding on the employee.

            3. All security accounts in which an employee may effect transactions either directly or indirectly, including transactions effected for the accounts of other persons under a power of attorney or otherwise. Employees are presumed to control trading in the accounts of any child under the age of 18 who lives with the employee. This presumption may be rebutted if the employee demonstrates the contrary by clear and convincing evidence; the determination of whether an employee has satisfied this burden will be made by the Senior Vice President and General Counsel of NASD, and will be final and binding on the employee.

            4. All security positions held outside a brokerage account that the employee directly or indirectly controls or in which he has a financial interest. Employees are presumed to control the positions of any child under the age of 18 who lives with the employee, and to have a financial interest in the positions of a spouse who lives with the employee. These presumptions may be rebutted if the employee demonstrates the contrary by clear and convincing evidence; the determination of whether an employee has satisfied this burden will be made by the Senior Vice President and General Counsel of NASD, and will be final and binding on the employee. Security positions held outside brokerage accounts include securities held in certificate form, or securities acquired through a dividend reinvestment plan and held in book-entry form by the issuer.



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            5.  All security transactions effected in any security accounts or security positions that are required to be disclosed in Section VIII C.1. through C.4., above.

    D.  The disclosures required by Subsection C are not required for:

            1. Mutual fund accounts that are maintained directly with the fund distributors.

            2.  Variable annuities sold directly by an insurance company.

            3. Defined contribution savings plans (e.g., NASD Savings Plus Plan, and other 401(k) plans) for which the only investment options are mutual funds or similar pooled funds whose investment decisions the employee cannot control.

            4. Accounts maintained by the U.S. Treasury to enable investors to purchase U.S. Government securities directly from the issuing agency (e.g., "Treasury Direct" accounts).

    E.  Trading Restrictions

        It is impermissible for employees, either directly or through security accounts or security positions in which they control trading or have a financial interest, to:

            1. Purchase, sell, or recommend the purchase or sale of any security based on non-public information obtained through NASD employment.

            2. Purchase or maintain any debt or equity interest in any broker/dealer, exchange other than that which employs the employee, contract market other than that which employs the employee, regulatory client of NASD, alternative trading system, or electronic communications network.

            3. Purchase or maintain any debt or equity interest in any entity which derives more than 25% of its gross revenues (based upon the most recent consolidated audited annual financial statements) from the combined broker/dealer activities of all of its subsidiaries and affiliates. For purposes of this subsection, the term "broker/dealer activities" includes the operation of a security exchange, contract market, alternative trading system, or electronic communications network.

            4. If an ownership interest that is impermissible under Sections VIII.E.2 or VIII.E.3 results from a spin-off, merger, other business reorganization, or change in business activities, the employee is required to dispose of the impermissible security






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                within 90 calendar days of the date on which NASD added the security to the Prohibited Company List and notified employees that the Prohibited Company List had been updated. If an impermissible interest results from life events such as inheritance or marriage, the employee is required to dispose of the interest within 90 calendar days of acquiring the interest. If an impermissible interest arises from an employee's receiving authority to execute transactions in an account, the employee is required to dispose of the security within 90 calendar days of acquiring trading authority.

            5. Knowingly purchase or sell a security at a price, commission, or mark-up (down) that is more favorable than the price, commission, or mark-up (down) afforded a similarly situated member of the general public in the normal course of business.

            6. Purchase any security during its initial public offering or distribution. This prohibition does not apply to:

                    a. offerings of open-end mutual funds, unit investment trusts, U.S. government securities, municipal debt securities, or variable contracts; and

                    b. rights offerings, or securities issued as a result of spin-offs, mergers, and other business reorganizations if both of the following conditions are met:

                            i. an interest in the issuing entity (or its predecessor) was owned prior to the public announcement of the offering or reorganization; and

                           ii. new securities are acquired in a percentage amount that is equal to or less than the interest that existed at the time the offering or distribution was announced.

    F.  Additional Trading Restrictions Applicable to Certain Employees

        All employees are subject to the federal securities laws, which prohibit insider trading. It is thus unlawful for any employee to trade on material non-public information. Employees who work in certain departments that regularly receive market-sensitive information are subject to additional trading restrictions. These additional restrictions apply to otherwise lawful transactions.

        Employees who work in specified departments (specified in the Code of Conduct Interpretations, Section VIII) are required to hold securities







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        for 90 days. The holding period applies to employees' own security accounts and positions, and to security accounts and positions in which they control trading or have a financial interest. During the holding period, an employee may not sell, purchase, exercise or otherwise dispose of his interest in a security, whether directly or indirectly (e.g., through the use of an offsetting derivative position).


        Employees who work in specified departments (specified in the Code of Conduct Interpretations, Section VIII) are prohibited from directly or indirectly maintaining a net short position in certain securities that are traded on markets operated by NASD without the prior written approval of his Executive Vice President. The net-short prohibition applies to employees' own security accounts and positions, and to security accounts and positions in which they control trading or have a financial interest. This prohibition applies to Nasdaq and Amex-listed securities enumerated in the Code of Conduct Interpretations, Section VIII, and to derivatives of those securities.

    G.  Liquidation of Prohibited Investments

            1. Except as provided by Section VIII.E.4, if an employee acquires, controls, or derives a financial benefit from a security position that is prohibited by the Code of Conduct, NASD will require the security position to be immediately liquidated. The employee will be responsible for any losses that result from such disposition, and will be required to forfeit any resulting profits to the corporate entity for which the employee works. If warranted by the facts and circumstances surrounding a violation, additional disciplinary actions may be imposed against the employee, including immediate termination of employment.

            2. If at the time of hire an employee, or an account in which he controls trading or has a financial interest, holds a security that is prohibited by the Code of Conduct, it is the employee's responsibility to liquidate the holding immediately. If a new employee believes that immediate liquidation would cause an undue hardship under his circumstances, it is the employee's responsibility to promptly seek a waiver from his Executive Vice President.


      LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.


                          SECTION VIII INTERPRETATIONS


    1. Question: Employee A maintains an NASD Savings Plus Plan account. What are Employee A's




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        reporting obligations under the Code of Conduct?

        Answer: None. The account does not have to be reported on the Security Account Disclosure Form and duplicate account activity statements do not have to be provided.

    2. Question: Employee A wants to participate in the Nasdaq 100 Index Tracking Stock Employee Purchase Plan, which permits him to purchase shares of the Nasdaq 100 Index stock on an after-tax basis through payroll deductions. Computershare administers the Plan, and thus A would have an account with that broker/dealer if he participates in the Plan. Must the Plan account be disclosed as a security account and must A arrange for duplicate account statements to be sent to the NASD Office of General Counsel?

        Answer: Although participation in the Plan involves opening an account at Computershare, such Plan accounts need not be disclosed and duplicate account statements need not be supplied under the Code of Conduct because: 1) Computershare is simply acting as administrator of the Plan; and 2) the Plan accounts are established for a single purpose - buying or selling shares of the Nasdaq 100 - and cannot be used to effect transactions in any other security.

(Effective 1/2000)

    3. Question: Under Section VIII.D.1., mutual fund accounts that are maintained directly with a mutual fund issuer do not need be disclosed by employees. How are such accounts differentiated from security accounts that do have to be disclosed?

        Answer: In a mutual fund account, the investor can buy only one type of instrument: mutual fund shares. The investor has no control over the securities that are bought and sold for the fund's portfolio. These decisions are made by the fund's management.

        By contrast, in security accounts with a broker, the investor/employee can purchase a variety of financial instruments. Such instruments may include mutual funds, but also individual stocks, municipal bonds, T-bills, etc.

        Under the Code of Conduct, mutual fund accounts are exempt from disclosure only if they are maintained directly with the mutual fund issuer. Employees are required to disclose all brokerage accounts, even if the accounts currently hold only mutual funds (rationale: the brokerage account can be used to buy/sell individual securities).

(Amended 1/2002)

    4. Question: Employee A maintains a self-directed IRA account, which is invested solely in mutual funds at a brokerage firm. What are Employee A's reporting obligations under the Code of Conduct?

        Answer: Should he choose to do so, Employee A could purchase securities other than mutual funds through this account. Therefore, the account must be reported on the Security Account Disclosure Form, and duplicate account activity statements must be provided.

    5. Question: Employee A and his wife maintain a joint account in the ABCD mutual fund maintained by the Alphabet Fund Group. What are Employee A's reporting obligations under the Code of Conduct?

        Answer: None. The account can only purchase mutual funds, therefore it does not have to be reported on the Security Account Disclosure Form and duplicate account activity statements do not have to be provided.




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    6.  Question: Employee A and his wife maintain a joint account at broker/dealer Z so they can invest in local municipal bonds. What are Employee A's reporting obligations under the Code of Conduct?

        Answer: The account must be reported on the Security Account Disclosure Form and duplicate account activity statements must be provided.

    7. Question: Employee A's parents have an account at broker/dealer Z, through which they invest in various stocks and bonds. Employee A's parents support themselves and do not live with Employee A, but Employee A ultimately expects to inherit his parents' assets. What are Employee A's reporting obligations under the Code of Conduct?

        Answer: None. While Employee A may ultimately inherit his parents' assets, including the securities in the account, he currently does not derive a financial benefit from the account or control the trading in the account.

(Amended 1/2000)

    8. Question: Employee A's parents, who are in their 60's, have executed a power of attorney authorizing A to act on their behalf in the event that they become disabled. The power of attorney specifically authorizes A, among other things, to act for them with respect to stock and bond transactions. Thus, if A's parents became unable to manage their affairs, A would be authorized to assume control over his parents' security accounts and positions. At present, A's parents are healthy and able to manage their affairs, and therefore A has had no occasion to buy or sell securities on their behalf. Is A required to disclose his parents' security accounts and arrange for duplicate account statements to be sent to NASD?

        Answer: In the circumstances described, A need only send an e-mail notification to the NASD Office of General Counsel advising that he holds the power of attorney and, in the event that his parents become disabled and he begins exercising control over their security accounts or positions, he will promptly (i.e., within seven days of making his first transaction involving any of his parents' security accounts or positions): 1) report the security accounts using the Security Account Entry Form provided on OASIS; 2) report any security positions maintained outside a brokerage account using the Security Holding Entry Form provided on OASIS; and 3) instruct his parents' broker/dealers to send duplicate account statements to NASD. The e-mail need not identify the account numbers or broker/dealers where the parents' accounts are maintained. Nor is it necessary to identify any securities that the parents hold outside a brokerage account.

        This abbreviated form of disclosure is permitted under A's circumstances given that he currently does not effect on behalf of his parents, and cannot to do so unless his parents become disabled. Allowing employees in A's position to provide abbreviated disclosure is intended both to avoid imposing an undue hardship on A and his parents (i.e., discouraging A's parents from engaging in prudent financial planning due to privacy concerns) and to serve NASD's interests (i.e., avoiding processing large numbers of account statements for accounts in which employees neither have an interest nor control trading).

        It should be noted that the abbreviated reporting described above is not permitted when an employee currently exercises trading authority for his parents pursuant to a power of attorney. In such cases, the employee must disclose his parents' security accounts using the Security Account Entry Form and any security positions maintained outside brokerage accounts (e.g., securities held in certificate form in a safe deposit box) using the Security Holding Entry Form. In addition, the employee would be required to instruct the broker/dealers where his parents have accounts to send duplicate statements to NASD.

        (Amended 4/2002)

    9. Question: Employees A and B belong to an investment club with four non-employees. The club invests in a variety of stocks. What are Employee A and B's reporting obligations under the Code of Conduct?

        Answer: Employees A and B each have a financial interest in the account. Therefore the account must be reported by each employee on the Security Account Disclosure Form and duplicate account activity statements must be provided. In addition, since the club is bound by the same investment restrictions that apply to A and B, A and B should ensure that members of the club are aware of these restrictions.

(Amended 1/2000)

    10. Question: Newly-hired employee A owns stock in his former employer, a broker/dealer. Under the Code of Conduct, must he sell the stock?

        Answer: Employees are prohibited from owning stock in a brokerage firm. However, if the immediate disposition of the stock by a newly-hired employee poses an undue hardship, he may request a waiver from his Executive Vice President. Such a waiver request could seek additional time in which to liquidate the position (e.g., 90 or 180 days). Alternatively, the waiver request could seek permission to maintain, but not add to, the position. If the Executive Vice President grants a waiver, it should specify all relevant conditions (e.g., the deadline by which position is to be liquidated; prohibition against additional purchases; requiring prior notification of any sales; and a plan for disposing of the stock).

        Whenever possible, circumstances such as A's, terms of the waiver, should be covered as part of pre-employment interviews and negotiations.

(Amended 1/2000)

    11. Question: Employee A owns stock in XYZ Corp., a holding company that owns several other companies conducting diverse businesses. One of the companies, PQR Corp. is a broker/dealer. XYZ has no other subsidiaries engaged in the an investments-related business. Based on the last audited annual report, PQR generates 17% of the XYZ's gross revenues. What is the impact of the Code of Conduct on Employee A?

        Answer: At present, this is not a prohibited position since PQR accounts for less than 25% of XYZ's gross revenue. In the event that PQR later crosses this 25% threshold, Employee would be required to sell the XYZ stock, or seek a waiver from his Executive Vice President. Employee A should review XYZ's audited annual report to ensure PQR's revenue remain below the 25% threshold, and consult the Prohibited Company List posted on OASIS.

(Amended 1/2000)

    12. Question: Employee A has maintained his position in XYZ Corp. for several years, during which time PQR's revenues have never exceeded 25% of XYZ's gross r XYZ Corp. has now decided to spin-off PQR Corp. as a separately traded puevenues. corporation. As a result, each shareholder in XYZ Corp. will receive one blic new PQR Corp. stock for each share of XYZ Corp. owned. What is the impactshare of Code of Conduct on Employee A with regard to the re-organization? of the

        Answer: Employees are not allowed to purchase or own stock in a broker/de When PQR is spun-off, it becomes a separate corporation and a broker/dealaler. Employee A has 90 days after the stock starts trading to dispose of the stock.

    13. Question: Employee A's wife (B) has an opportunity to purchase stock in h employer, at a discount, through payroll deductions and the employer's dier stock purchase program. Is this permitted under the Code of Conduct? scount

        Answer: Employees are prohibited from purchasing a security at a price mo favorable than that available to a similarly situated member of the generre public. However, in this case B would be permitted to purchase her employal discounted stock because it is a price available to other "similarly situer's members of the public (i.e., other employees of B's employer) without regated" A's status as an NASD employee. ard to

    14. Question: Who is subject to the 90-day holding period and net short prohibition described in Section VIII?

        Answer: The chart below summarizes the departments and securities that ar subject to these provisions. As indicated, the restrictions on departmente staff in Group I are far more extensive than those that apply to departmes or staff in Group II. nts and


          GROUP I (DEPARTMENTS/STAFF SUBJECT TO BROADEST RESTRICTIONS)



NASDAQ AND NASD DEPARTMENTS AND STAFF AFFECTED

    -   NASD Market Regulation Department (all management and staff)

    -   Nasdaq Market Watch (all management and staff)

Securities Affected: securities of any issuer listed (or pending listing) on Nasdaq.

AMEX DEPARTMENTS AND STAFF AFFECTED

    -   Amex Member Firm Regulation (all management and staff)


Securities Affected: securities of any issuer listed (or pending listing) on Amex.

          GROUP II (DEPARTMENTS/STAFF SUBJECT TO NARROWER RESTRICTIONS)

NASDAQ AND AMEX DEPARTMENTS AND STAFF AFFECTED

All employees in Nasdaq and Amex departments that are responsible for:

    -   marketing efforts to obtain new listings on Nasdaq or Amex

    -   retention of current Nasdaq or Amex issuers

    - listing qualifications (i.e., whether a current or prospective issuer mee standards for initial or continued listing on Nasdaq or Amex) and listingts investigations


Securities Affected: securities of: a) any issuer with which an employee has had contact or has been assigned responsibility during the 90 days prior to the initial purchase of the issuer's securities; and b) any issuer currently contained in plans for a targeted marketing effort for which the employee will be responsible during the coming 12 months.

(Amended 9/2000)

    15. Question: Are all of an issuer's securities investments, including options, subject to the holding period and net short prohibition?

        Answer: These provisions apply to all securities and any derivative of specific security. The provision does not apply to broad-based derivative securities (e.g., a Nasdaq-100 Index(R) option or warrant) in which the issuer's securities are a component.

(Amended 1/2000)

    16. Question: How is the 90-day holding period calculated for an employee who makes multiple purchases or sales of the same security on different days?

        Answer: The 90-day period will be calculated on a "First-In, First-Out" basis, running from the date of each purchase or sale of each security.

    17. Question: Employee A buys 500 shares of WXYZ stock on 1/1/XX, 300 shares on 2/1/XX, and sells 200 shares on 4/15/XX. Has he violated the holding period?

        Answer: No. It is presumed that the 400 shares sold came from the 1/1/XX purchase. Therefore, those shares were held 105 days at the time of sale.

    18. Question: Employee A buys 500 shares of WXYZ stock on 1/1/XX, 300 shares on 2/1/XX, and sells 700 shares on 4/15/XX. Has he violated the holding period?

        Answer: Yes. The sale was for all of the shares that were no longer subject to the 90-hold period, plus 200 shares that were subject to the 90-hold period until 5/1/XX.

    19. Question: Can an employee, who is subject to the 90-day holding period requirement, hedge his securities position prior to the expiration of the holding period?

        Answer: If an employee wants to hedge a position that is subject to the 9 holding, he can do so only by entering into a "stop loss order" on the da0-day purchases the security. Any other form of hedging could present a situatite he which the employee could be forced into a violation of the "no net short"on in requirement, which he is also subject to, or create the opportunity to ci the intent of the holding period. rcumvent

    20. Question: If an employee enters a stop-loss order that is triggered prior to the expiration of a holding period, is this a violation of the Code of Conduct?

        Answer: If, pursuant to a stop-loss order, securities are sold prior to the expiration of the holding period, it will not be deemed to be a violation of the Code of Conduct provided that the stop-loss order was entered at the same time as the securities purchased. If the stop-loss was entered subsequently, then the position must be held the full 90 days.

    21. Question: What is the effect of the 90-day holding period on options or futures purchases and sales?

        Answer: If not restricted, derivatives could be used to circumvent the 90-day holding period and therefore these products are subject to a 90-day holdiday period. This means that, effectively, employees subject to the holding period only purchase derivative contracts on a specific security if there are 90 days may more remaining until the expiration of the derivative. The employee may not exercise or liquidate the derivative position prior to the expiration of the 90-day holding period.

        These limitations on derivatives trading relate only to derivatives on specific securities and do not apply to broad-based derivative products (i.e., options or futures based on an index such as the Nasdaq 100 or S&P 500). Employees who are considering a narrowly based derivative product that includes a security subject to the Code's holding period/net short provisions should consult with the NASD Office of General Counsel.

(Amended 1/2000)

    22. Question: Employee A works in a department subject to the "no net short position" requirements and maintains an account at broker/dealer Z. He has purchased 500 shares of MNOP Corp. stock and 10 standardized calls on MNOP Corp. stock. Employee A also maintains a joint account with his wife (B) at broker/dealer Y in which they have sold 18 standardized calls on MNOP Corp. stock. MNOP Corp. stock is listed on Nasdaq. Is employee A in compliance with the Code of Conduct?

        Answer: The Code of Conduct prohibits employees in the departments specified above, from purchasing or maintaining a net short position in any Nasdaq security. The positions in all of the accounts in which employee A has an interest net to a 300 share short position |500 shares +10 calls -18 calls = -300 shares|. Therefore Employee A has violated the Code of Conduct.


                         SECTION VIII GENERAL PROCEDURES

FOLLOW THESE LINKS TO:

    -   Complete, amend, or review your |Security Account/Holding Disclosure
        Form|

    -   Amend or review your securities accounts |Security Account Entry Form|

    -   Amend or review your securities holdings |Security Holding Entry Form|

    - Report a gift or business courtesy, or review gifts and business courtesies you have previously reported |Business Gift and Courtesy Entry Form|

    - Obtain a form that you can use to instruct your broker/dealer to send duplicate account activity statements to NASD |Request for Duplicate Statements|

DISCLOSURE OF SECURITY ACCOUNTS AND POSITIONS; DUPLICATE ACCOUNT STATEMENTS

Employees are required to disclose all security accounts and positions that they maintain, as well as security accounts and positions in which employees have an interest or control trading. Except as provided below under "Special Provision Relating to Certain Powers of Attorney," disclosure is performed on-line, via OASIS, using the Security Account Entry Form, and the Security Holding Entry Form. New employees are allowed 30 days in which to complete their initial disclosures. All other employees are allowed seven days in which to report that they have created or closed a reportable account or position.

Whenever an account must be disclosed, the employee must arrange for the broker/dealer or commodity futures merchant at which the account is maintained to send duplicate account statements to NASD. Statements for NASD and Amex employees should be sent to:

Code of Conduct Administrator
NASD Office of General Counsel
1735 K Street, NW
Washington, DC 20006-1516

NASD and Amex employees may use this form to instruct the institution to send duplicates directly to the NASD Office of General Counsel.

Duplicate statements for Nasdaq employees should be sent to a separate, Nasdaq-only, address:

Code of Conduct - Nasdaq
PO Box 9496
Gaithersburg, MD 20898

Nasdaq employees may use this form to instruct the institution to send duplicate statements directly to this address.

All security positions must be disclosed, regardless of whether they are maintained in a brokerage account. Thus, for example, stock certificates that are kept in a safe deposit box, or securities purchased through dividend reinvestment plans and maintained in book-entry form with the issuer must be disclosed in writing. Such positions are disclosed on the Security Holding Entry Form.

In addition, employees should note that maintaining an account with a broker/dealer is presumed to create a conflict of interest that interferes with an employee's ability to conduct NASD business with that firm, and owning stock in an issuer is presumed to create a conflict of interest that interferes with an employee's ability to conduct NASD business with that issuer. Therefore, employees are required to disclose such presumptive conflicts to their Department Director (or next higher-level officer). In appropriate circumstances, an Executive Vice President may grant a waiver to permit an employee to work on a matter involving a broker/dealer at which an employee maintains an account, or an issuer whose stock an employee owns.

New Accounts/Holdings

        Whenever new accounts or positions that are required to be disclosed under the Code of Conduct are established, the employee must disclose the new account or position within a week. The necessary disclosure is made on-line, via OASIS, using the Security Account Entry Form or the Security Holding Entry Form.

Managed Accounts

        If an employee has an account that is managed by an investment adviser or broker/dealer, or if an employee has an interest in such an account, the employee is liable for any prohibited activity that occurs in the account and, in the event a prohibited transaction is effected, may be subject to disciplinary action. Therefore, employees are strongly urged to provide copies of Section VIII of the Code of Conduct, the Prohibited Company List, and the Watch List to anyone who has been given discretionary or other trading authority over accounts that the employee maintains, or accounts in which an employee has an interest.

Blind Trusts

        If an employee opens, maintains, or has an interest in a blind trust through which securities transactions are effected, duplicate account statements need not be submitted to the NASD Office of General Counsel. Instead, the employee will be required to: (i) provide a copy of the trust agreement or other documentation used to establish the blind nature of the trust; and (ii) instruct the trustee to confirm in writing to the NASD Office of General Counsel that: (a) any securities initially deposited into the trust have been liquidated or otherwise disposed of; (b) the proceeds have been reinvested in a manner not known by the employee (or other beneficiaries); and (c) the trustee will continue to refrain from disclosing to the employee (or other beneficiaries) the identity of any investments made in the trust.

Closing Security Accounts

        Whenever a reportable account is closed, the employee must report this fact within one week. The account closing is reported on-line, via OASIS, using the Security Account Entry Form.

Changes in Security Positions Outside Brokerage Accounts

        If a reportable holding is acquired, or a previously reported holding is eliminated, the employee is required to report this fact within one week. The required reporting is done on-line, via OASIS, using the Security Holding Entry Form. Employees should be aware that completion of this form is required only when a holding in initially established or fully eliminated (e.g., going from 0 shares of ABCD Corp. to 100 shares, or vice versa).

        Note that the above paragraph only relates to securities that are held outside a broker/dealer account for which NASD receives duplicate account activity statements.

Annual Reporting

        Each employee is responsible for ensuring that, once each year, he recertifies his compliance with the Code of Conduct and updates his disclosures of security accounts and holdings. These tasks are performed on-line, via OASIS, using the NASD Code of Conduct Certification Form and the Security Account/Holding Disclosure Form.

Special Provision Relating to Certain Powers of Attorney

        As a routine part of their financial planning, individuals are encouraged to execute powers of attorney authorizing someone to handle their affairs in the event that they become disabled. For example, senior citizens often wish to authorize an adult child to act on their behalf in the event of disability. However, privacy concerns might deter the elderly parent of an NASD employee from executing a power of attorney if this would require the NASD employee to disclose the parent's brokerage accounts and arrange for the NASD to receive duplicate account statements.

        In order to avoid deterring prudent financial planning, abbreviated disclosure of an account/security may be provided when an employee's authority to trade the account/security flows from a power of attorney and the resulting trading authority either: 1) can be exercised only if the grantor becomes disabled (i.e., the power of attorney becomes effective only if the grantor becomes disabled); or 2) is currently effective but was intended for use only in the event of the grantor's disability and therefore has gone unexercised (e.g., a power of attorney that survives the grantor's disability). In these limited circumstances, the NASD employee need only send an e-mail notification to the NASD Office of General Counsel advising that he holds the power of attorney and, in the event that he begins exercising trading authority over the grantor's security accounts or positions, he will promptly (i.e., within seven days of making his first transaction involving any of the grantor's security accounts or positions): 1) report the security accounts using the Security Account Entry Form provided on Oasis; 2) report any security position maintained outside a brokerage account using the Security Holding Entry Form provided on Oasis; and 3) instruct the grantor's broker/dealers to send duplicate account statements to the NASD. The e-mail need not identify the account numbers or broker/dealers where the grantor's accounts are maintained. Nor is it necessary to identify any securities that the grantor holds outside a brokerage account.

        This abbreviated form of disclosure is permitted only when an employee currently does not effect securities transactions on behalf of the grantor. Abbreviated reporting is not permitted when an employee currently exercises trading authority pursuant to a power of attorney. When an employee exercises such authority, he must disclose the grantor's security accounts using the Security Account Entry Form and any security positions maintained outside brokerage accounts (e.g., securities held in certificate form in a safe deposit box) using the Security Holding Entry Form. In addition, the employee is required to instruct the broker/dealers where the grantor maintains the accounts in which the employee exercises trading authority to send duplicate statements to the NASD.





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



                       SECTION VIII SUPERVISORY PROCEDURES


SECURITY ACCOUNTS AND POSITIONS -- ROUTINE MONITORING


Each Department Director (or next higher level officer) has access to information that the employees within his department have reported regarding their security accounts and positions. Information is available on-line, via OASIS, through three reports that are part of the Code of Conduct Compliance System (CCCS):

    - SECURITY ACCOUNT INFORMATION REPORT (identifies broker/dealers at which employees have reported maintaining accounts);

    - HOLDINGS IN B/D ACCOUNTS REPORT (lists securities that employees hold in brokerage accounts);

    - HOLDINGS OUTSIDE B/D ACCOUNTS REPORT (lists securities that employees have reported holding outside brokerage accounts - e.g., stock certificates kept in a safe deposit box).

Department heads are able to generate the above reports whenever they wish by clicking on the links above. Department heads should generate and review the reports once each quarter.

Because these reports are used for routine monitoring, department heads may review them on-screen; there is no need to print hard copies unless a department head detects potentially violative conduct. If no potentially violative conduct is identified during the on-screen review, the department head need only record in his files the name of the report, the date on which he reviewed the report, the period covered by the report, and the fact that no potential violations were identified.*

However, if the department head identifies potentially violative conduct, (e.g., a stock position that the department head, based on his knowledge of an employee's work assignments, recognizes as a conflict of interest), a hard copy of the report should be generated and the questionable items discussed with the employees identified in the report. After the department head has resolved each potentially violative incident reflected on the report, he should initial the report and place it, along with any related memoranda, notes, or e-mail messages, in his files.*

Department heads who identify violations of the NASD Code of Conduct are required to report them to the Senior Vice President and General Counsel of NASD.


SECURITY ACCOUNTS AND POSITIONS -- EXCEPTION REPORTS



There are four types of CCCS exception reports:

    - IPO EXCEPTION REPORT (identifies employees who have purchased stocks as part of an IPO allocation);

    - B/D STOCK REPORT (identifies employees who have purchased stocks of broker/dealers or entities that derive more than 25% of their revenues from the activities of broker/dealer subsidiaries or affiliates);

    - MISSING STATEMENT REPORT (identifies brokerage accounts that an employee has disclosed to NASD but for which the NASD has not received duplicate brokerage statements);

    - 90-DAY HOLDING REPORT GROUP I (identifies apparent holding violations involving Nasdaq or Amex stocks by employees in NASD Department of Market Regulation, Nasdaq Market Watch, and Amex Member Firm Regulation).**

These reports are generated on the basis of transaction data that NASD Office of General Counsel obtains from duplicate account statements and enters into CCCS. Because these reports can only be generated after data entry for a particular calendar quarter is complete, department heads cannot generate them at will. Instead, OGC generates the reports, which include an e-mail function that forwards a URL to the department head of each employee identified on the report. The department head uses the URL to open a report for his department(s).

For each of the four types of reports listed above, the department head should print the report, review it, and discuss apparent violations with the identified employees. The department head has 15 days in which to report back to NASD Office of General Counsel on responsive actions taken. After the department head has responded to each incident reflected on the report, he should initial a hard copy of the report and place it (along with any related memoranda, notes, and e-mail messages) in his files. The items should be retained for five years.

--------------------------------------------------------------------------------

* Since these records are generated in the course of an SRO activity, Exchange Act Rule 17a-1 currently requires that they be retained for five years. For detailed guidance on documenting your review of Code of Conduct reports, click here.

** While the Group I Report identifies apparent violations, the 90-Day Holding Report (Group II) merely lists purchases and sales of the same security (listed on any market) within 90 days by Nasdaq and Amex employees with listing-related responsibilities. Since these employees are only subject to holding requirements for issuers as to which they have work-related responsibilities, the 90-Day Holding Report (Group II) should be treated as a routine screening report. The review and record-keeping practices for screening reports are discussed above under "Security Accounts and Positions - Routine Monitoring."


        IX. BUSINESS GIFTS, GRATUITIES, AND COURTESIES

            A.  Relevant Definitions

                BUSINESS COURTESY means an item provided in conjunction with, and incidental to, a meeting, seminar, or conference that an employee attends for the purpose of conducting NASD business with the approval of his Department Director (or next higher level officer).

                BUSINESS GIFT means any item that is received from any NASD or Amex member, Nasdaq or Amex issuer, or any person with whom NASD transacts business.

                BUSINESS GRATUITY means any favor or item received from any NASD or Amex member, Nasdaq or Amex issuer, or any person with whom NASD transacts business in return for a specific service.

            B.  General Provisions

                    1. Unsolicited non-cash business gifts or courtesies may be accepted only if the employee will not appear to be improperly influenced. Business gifts received may not exceed $100 in aggregate value from any person during a calendar year. Employees must report business gifts and courtesies they accept, as specified in the "NASD Code of Conduct General Procedures."

                    2. When conducting NASD business, employees generally should pay for incidental business expenses (e.g., meals) and obtain reimbursement through the submission of a Travel and Entertainment Form to the NASD Finance Department. In some situations, it may not be possible or practical for an employee to pay for his own expenses, and the person with whom NASD is conducting business may pay for these items. In such circumstances, the employee is required to report the estimated value of the expenses paid by the third party as a business courtesy. Reporting is performed as specified in the "NASD Code of Conduct General Procedures." Any business courtesies accepted must be in furtherance of NASD business and, when reported, the business purpose must be specified.

            C.  Specific Prohibitions

                With respect to any NASD or Amex member, Nasdaq or Amex issuer, or any person with whom NASD transacts business, employees and members of their immediate families are prohibited from directly or indirectly:

                    1.  Soliciting any business gift, gratuity, or courtesy.

                    2.  Accepting any business gratuity.

                    3. Accepting any business gift or courtesy consisting of cash, cash equivalents (e.g., gift certificates), securities, or loans.

                    4. Accepting non-cash business gifts with an aggregate value in excess of $100 from any person per calendar year.

                    5. Accepting any business gift of tickets to a concert, theatrical performance, sporting event, or similar function.

                    6. Accepting any business gift or courtesy (e.g., lunch, dinner, transportation, etc.) from any person or entity that is the subject of an investigative, adjudicatory, or disciplinary function in which the employee is involved.

                    7. Accepting any business gift or courtesy (e.g., lunch, dinner, transportation, etc.) from an attorney or party to an arbitration, mediation, or other dispute-resolution proceeding in which an employee is involved.

            D.  The provisions of Subsections B and C, above, do not apply if:

                    1. Circumstances make it clear that a personal or family relationship, rather than a business relationship, is the motivating factor behind a gift to an employee or a member of an employee's immediate family.

                    2. A business gift, gratuity, or courtesy was received by a member of the employee's immediate family in connection with that family member's employment or professional standing.

                    3. A discount or other promotional benefit is available to all employees through an NASD-sanctioned arrangement.

            E. Disposition of Impermissible Business Gifts, Gratuities, and Courtesies

                If an employee or a member of his immediate family accepts a business gift, courtesy, or gratuity that is prohibited by the Code of Conduct or which, in fact or appearance, may improperly influence the employee in the performance of his duties, the employee's Department Director (or next higher level officer) may require the business gift, courtesy, or gratuity to be returned (or otherwise disposed of), or require the employee to reimburse the donor for the cost of the item. If warranted by the circumstances, additional disciplinary actions may be imposed, up to or including immediate termination of employment.

      LISTED BELOW ARE INTERPRETATIONS AND PROCEDURES RELATING TO THE ABOVE
                                    SECTION.

                           SECTION IX INTERPRETATIONS

    1. Question: Employee A is offered $40 in cash by an issuer. What is required to be done under the Code of Conduct?

        Answer: Cash and cash equivalents (e.g., gift certificates) cannot be accepted under any circumstance, regardless of the amount. Employee A must reject the offer.

    2. Question: An issuer offers Employee A a pair of tickets to a Broadway show (valued at $60 each). What is required to be done under the Code of Conduct?

        Answer: Employees are not permitted to accept a business gift of tickets to a concert, theatrical performance, sporting event, or similar function. Employee A must decline the tickets. (Amended 1/2000)

    3. Question: While out of town meeting with the Chief Financial Officer of an issuer, Employee A is told by the CFO that the CFO has tickets to a sporting event (valued at $60 each) and wants to continue their meeting at the sporting event. What is required to be done under the Code of Conduct?

        Answer: Although employees are not permitted to accept a business gift of tickets to a concert, theatrical performance, sporting event or similar function, they may accept a business courtesy that consists of these items. The distinguishing characteristic between the facts in this question and Question 2 is that here the employee will be attending the event with the business contact, whereas in Question 2 the employee is being given tickets to take whomever he wants with him. Employee A may accept the offer and must record it in the Business Gifts and Courtesies log on OASIS within 30 days of accepting the offer. When logging this item, Employee A must state what business purpose was served by his acceptance of the tickets. At least once each quarter, Employee A's Department Director is expected to review business gifts and courtesies reported by members of his department.

        (Amended 1/2000)

    4. Question: Examiner A is one of four employees from the District X office that participated in an all-day meeting with several NASD members at which compliance issues were discussed. The meeting took place at the offices of one of the member firms, which arranged for a tray of sandwiches and soft drinks to be delivered to the meeting room in order to permit the group to work over lunch. Examiner A consumed a turkey sandwich, a diet soda, and a chocolate chip cookie. These items had an aggregate value of less than $15. Must A report the receipt of these items as a business courtesy?

        Answer: The General Procedures for Section IX of the Code state that the modest items of food such as these need not be reported when they have an aggregate value of less than $15. Here, the light lunch was simply provided to permit meeting participants to work over lunch, and the aggregate value of the food Examiner A consumed fell below the $15 maximum. By contrast, reporting would be required if the NASD member firm that hosted the meeting had treated the meeting's attendees to a three-course lunch in the member firm's executive dining room. In these circumstances, the above "modest refreshment" exception to normal reporting requirements would not apply because the aggregate value of the food provided would exceed $15. The "modest refreshment" exception to the Code's reporting requirements responds to concerns about the amount of time that was spent reporting trivial refreshments under the Code's pre-2002 requirement that all business gifts and courtesies be reported, regardless of value. The exception reflects a judgment that the routine reporting of such items as bagels, coffee, soft drinks, and sandwiches wastes employees' time without advancing the ethical concerns that underlie the Code. (Effective 1/2002)

    5. Question: Employee B attends a meeting on NASD premises at which a vendor demonstrates a new legal research product that is available to NASD employees. The vendor's representative distributes coffee mugs bearing the vendor's corporate logo to persons attending the presentation. B believes that the mug is worth about $5. Must B report the receipt of the coffee mug as a business gift?

        Answer: No. The General Procedures for Section IX of the Code state that the following types of business gifts need not be reported and are excluded for purposes of computing the $100 annual aggregate limit on business gifts from a single source: "[a]dvertising or promotional materials such as pens, pencils, note pads, calendars, and coffee mugs, received from a single source on a single occasion and having an aggregate value of less than $15."




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        Accordingly, B need not report the value of the coffee mug, and need not count the approximate $5 value of the mug against the $100 annual aggregate limit on business gifts from this vendor. If, by contrast, the vendor had distributed "goodie bags" to attendees consisting of canvas tote bags, baseball caps, and Cross pens (each bearing the vendor's logo and having an approximate aggregate value of $50), B and the other meeting attendees would be required to report the receipt of these business gifts. In addition, the receipt of these items would count against the $100 annual aggregate limit on business gifts from a single source. (Effective 1/2002)

    6. Question: Employee A is conducting an examination of broker/dealer Z. At various times during the examination the firm's compliance officer offers Employee A coffee and donuts, lunch at a local restaurant, and a limousine ride to the airport. Which items, if any, may be accepted and what is required to be done under the Code of Conduct?

        Answer: Because Employee A is conducting an examination, he may accept only items of nominal value. Thus, he may accept the coffee and donuts, but must reject the offers of lunch and transportation. These modest refreshments need not be reported because their aggregate value is less than $15. (Amended 1/2002)

    7. Question: District 99 has an open disciplinary proceeding against broker/dealer Z and one of its registered representatives GH. While the proceeding is pending, the Director of District 88 has a luncheon meeting with branch manager JK, who works for Z and is a member of District 88's nominating committee, to discuss potential District Committee candidates. The meeting is held at JK's club, which puts restaurant charges on a member's account and will not accept cash. District 88's Director and JK are not involved of the District 99 disciplinary action. What is required to be done under the Code of Conduct?

        Answer: District 88 Director must record the estimated value of the lunch as a business courtesy and include the business purpose that was served by accepting the lunch. The business courtesy can be accepted because District 88's Director is not involved in the disciplinary proceeding in District 99.

        (Amended 1/2000)

    8. Question: Employee A is involved in an arbitration. An attorney for the claimant offers to buy dinner for Employee A. What is required to be done under the Code of Conduct?

        Answer: Employee A is directly involved in the arbitration and therefore must reject the offer.

    9. Question: Employee A receives a cashmere sweater as a birthday gift from his sister, who is employed by broker/dealer Z. What is required to be done under the Code of Conduct?

        Answer: When it is clear, as here, that a family relationship is the motivating factor behind a gift, the item is not deemed a "business gift," and therefore is not subject to reporting under the Code of Conduct. However, Employee A is required to disclose to his District Director (or next higher level officer) that his sister is employed by an NASD member. Based on the total circumstances, the District Director (or next higher level officer) may determine that Employee A should not participate in regulatory matters involving broker/dealer Z.

        (Amended 1/2000)

    10. Question: Employee B's college roommate, C, is a senior officer of broker/dealer Z. In the 20 years since their graduation, B and C have remained close friends. C gives Employee B's daughter a gold pin worth $300 for her 16th birthday. Is it permissible for Employee B's daughter to accept the gift, and must it be reported as a business gift?

        Answer: Here, it is clear that a personal relationship motivates the gift, and therefore the pin is not deemed a "business gift" for purposes of the Code of Conduct. As such, the Code's $100 limit and reporting requirements do no apply. However, Employee B is required to disclose to his District Director (or next higher level officer) his close friendship with C. Based on the total circumstances, the District Director (or next higher level officer) may determine that Employee B should not be assigned to regulatory matters involving broker/dealer Z.

        (Effective 1/2000)

    11. Question: Employee A obtains a 20% discount from the retail price of products sold by a Nasdaq issuer. The discount was obtained due to an offer made through, and accepted by, NASD and is



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        available to all NASD employees. What is required to be done under the
        Code of Conduct?

        Answer: This would constitute an NASD-sanctioned arrangement available to all employees and, as such, would not be subject to reporting under the Code of Conduct.

    12. Question: Employee A applies for and is approved for a home mortgage loan by Jumbo Bancshares Corp., a Nasdaq issuer. Has he violated the Code prohibition on accepting a business gift or courtesy consisting of a loan from an issuer?

        Answer: This generally would not be considered a gift or a business courtesy, since making loans is a normal part of Jumbo's business. However, if Employee A received preferential treatment (e.g., a reduced loan rate; reduced closing costs) due to his status as an NASD employee, this would violate Section IV.C.3 of the Code. (Amended 1/2000)

    13. Question: Employee A has been invited to speak at a securities-related conference and his Executive Vice President has approved A's participation. The organization running the conference offers to pay for A's travel costs. Does A have to report these costs as a business courtesy?

        Answer:

        1) If - as is NASD's general practice - NASD pays for A's travel and is partially or fully reimbursed by the organization running the conference, the employee does not receive anything and therefore does not have to report anything under the Code.

        2) If A's Executive Vice President determines that it is permissible for A to pay his own travel expenses and be partially or fully reimbursed by the conference operator, the reimbursements are reported as "business courtesies" under the Code.

        3) If A's Executive Vice President determines that it is appropriate for the conference operators to pay all A's expenses, the value of what the conference operators paid is reported as a business courtesy. (Effective 1/2000)

    14. Question: Employee A has been invited by an economic research organization to speak at a two-day conference that will be held at a resort. The organization has offered to pay all expenses (airfare, lodging, meals) for Employee A and his spouse. Is this permitted under the Code of Conduct?

        Answer: A's Executive Vice President must give advance written approval for participation in the conference. As previously noted, it is NASD's general practice to pay employees' business-related travel and lodging expenses. However, if the Executive Vice President approves the organization's payment of A's expenses, A would be required to report the payment of his expenses as a business courtesy. If A's spouse accompanied A at A's expense, nothing would have to be reported. However, if the organization paid the spouse's expenses, this would be considered a business gift if the NASD transacted business with the organization (e.g., if the organization performed economic research for NASD). In this case, the organization is not an NASD vendor, and therefore the organization's payment of the spouse's expenses does not fall within the definition of a business gift. If, however, the organization were an NASD vendor, the payment of the spouse's expenses would fall within the definition of a business gift. Since the value of the gift would likely exceed $100, A could not accept the gift without obtaining a waiver from his Executive Vice President. If the Executive Vice President permitted A to accept this gift, A would be required to report the gift on OASIS, using the Business Gift and Courtesy Entry Form.

        (Amended 10/2000)



                          SECTION IX GENERAL PROCEDURES


DISCLOSURE OF BUSINESS GIFTS AND COURTESIES RECEIVED


Employees must report most business gifts and courtesies they receive. However, the following types of






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business gifts and courtesies need not be reported, and business gifts described below are excluded for purposes of computing the $100 annual aggregate limit on business gifts from a single source.

    - Modest items of food and refreshments such as soft drinks, coffee, bagels, sandwiches, or cookies having an aggregate value of less than $15.

    - Advertising or promotional materials such as pens, pencils, note pads, calendars, and coffee mugs, received from a single source on a single occasion and having an aggregate value of less than $15.

To report an item, follow this link.

Employees are required to report any business gift or courtesy received within 30 days of receipt. If the employee does not know the exact value of a business gift or courtesy that he has received, he should provide his best estimate of the value. This will normally be the retail value that the employee would have paid for the item if he had purchased it for himself in an arm's-length transaction. If a business courtesy is received, the employee must specify what NASD business purpose was advanced by the employee's acceptance of the item.

Employees are expected to know what constitutes an acceptable business gift or courtesy under the Code of Conduct. In some situations an employee may find he has accepted, or is about to be presented with, a business gift or courtesy that is excessive in value or otherwise not permitted by the Code of Conduct. In such cases the employee must discuss the situation with his Department Director (or next higher level officer), either before accepting the item or as soon as practical thereafter. At that time, the Department Director (or next higher level officer) may approve the acceptance of the item or, if the Department Director (or next higher level officer) is not sure what the disposition of the item should be, he should contact the NASD, Inc. Office of General Counsel. When reporting an exception item, employees must note the item was discussed and orally approved by his Department Director (or next higher level officer).


                        SECTION IX SUPERVISORY PROCEDURES


REVIEW AND APPROVAL OF REPORTED BUSINESS GIFTS AND COURTESIES

    A.  Quarterly Reporting

        Each Department Director (or next higher level officer) has access to information that the employees within his department have reported regarding business gifts and courtesies. The information is available on-line, via OASIS, in the Business Gift and Courtesy Report. Department heads are able to generate this report whenever they wish, but should generate and review the report at least once each quarter. In reviewing the report, department heads should bear the following in mind:

            - Employees are prohibited from accepting cash, cash equivalents (e.g., gift certificates), securities, and loans.

            - During a calendar year, an employee cannot accept from any person non-cash gifts with an aggregate value in excess of $100.

            - Gifts of tickets (e.g., to a theatrical performance, or sporting event) are prohibited.

        In addition, the reports should be reviewed to ensure that:

            - Employees have reported all reportable items of which a department head is aware.

            - The business purpose recorded in connection with each business courtesy was in furtherance of NASD business.

            - Employees did not accept any gift or business courtesy (e.g., lunch, dinner, transportation) from any person or entity that is the subject of an investigative, adjudicatory, or disciplinary function in which the employees are involved.



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            -   Employees did not accept any gift or business courtesy from an attorney or party involved in an arbitration, mediation, or other dispute-resolution proceeding in which the employees are involved.

            - Employees have not accepted any items that appear to be excessive, raise the appearance of a conflict of interest, or appear otherwise to impede the employees' ability to act impartially.


        Because the Business Gift and Courtesy Report is used for routine monitoring, department heads may review it on-screen; there is no need to print a hard copy unless a department head detects potentially violative conduct. If no potentially violative conduct is identified during the on-screen review, the department head need only record in his files the name of the report, the date on which he reviewed the report, the period covered by the report, and the fact that no potential violations were identified.*

        However, if the department head identifies potentially violative conduct, a hard copy of the report should be generated and the questionable item(s) discussed with the employee(s) identified in the report. After the department head has resolved each potentially violative incident reflected on the report, he should initial the report and place it, along with any related memoranda, notes, or e-mail messages, in his files.* All violations of the Code of Conduct must be reported to the Senior Vice President and General Counsel of NASD, Inc.

--------------------------------------------------------------------------------
* Since these records are generated in the course of an SRO activity, Exchange Act Rule 17a-1 currently requires that they be retained for five years.



X.  CODE OF CONDUCT ENFORCEMENT AND DISCIPLINE

    A.  Investigations

        Employees who are aware, or become aware, of unreported or undisclosed suspected violations of the Code of Conduct by other employees are expected to report such violations to the NASD Office of General Counsel or to the Internal Audit section of the Internal Review Department. Employees reporting alleged violations of the Code of Conduct will be provided with confidentiality to the extent possible. Failure to report violations may subject the non-reporting employee to disciplinary action.

        When suspected violations are reported or discovered, the NASD Office of General Counsel and the Internal Review Department will confer regarding the extent of the investigation required. The Internal Review Department generally will conduct any investigation determined necessary.

        Employees are expected to cooperate fully with any investigation of possible violations of the Code of Conduct. Failure to do so will be considered a violation of the Code of Conduct and may subject the non-cooperating employee to disciplinary action.

        Investigative findings will be reported to appropriate management.

    B.  Discipline



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        In the event that an employee is found to have violated the Code of
        Conduct, appropriate sanctions will be imposed by management. In assessing sanctions, NASD aims to treat all employees fairly and consistently. To achieve these goals with respect to disciplinary actions imposed for Code of Conduct violations, management must consult with the NASD Office of General Counsel whenever an employee has violated the Code of Conduct. The NASD Office of General Counsel will advise management regarding past disciplinary actions that have been imposed under similar circumstances. If management proposes an action that is inconsistent with precedent or appears inappropriate, NASD Office of General Counsel may require that more senior management agree with the proposed action.


           LISTED BELOW ARE PROCEDURES RELATING TO THE ABOVE SECTION.


                        SECTION X SUPERVISORY PROCEDURES

    DISCIPLINARY ACTIONS

    Management has ultimate responsibility for disciplinary sanctions imposed on the employee for violations of the NASD Code of Conduct. However, prior to taking any disciplinary action for a violation of the NASD Code of Conduct, or determining that no disciplinary action is required for a violation of the NASD Code of Conduct, the Senior Vice President and General Counsel, NASD must be notified. Notification need not be in writing.

    XI. INTERPRETATIONS


    The NASD Office of General Counsel is responsible for providing interpretations of the Code of Conduct. Employees may contact the Office of General Counsel either directly, or through their Department Director (or next higher level officer), as specified in the NASD Code of Conduct General Procedures.

    Interpretive advice will be provided either orally or in writing, as deemed appropriate by the NASD Office of General Counsel. The NASD Office of General Counsel may publish interpretations of general interest on OASIS, and such published interpretations are binding upon employees in the same manner as the Code of Conduct. Published interpretations become effective and binding upon their posting on OASIS with notice to employees. The effective date will be noted for interpretations posted after February 1, 1998; if no effective date is indicated, an interpretation was effective February 1, 1998, when the NASD Code of Conduct became effective.


           LISTED BELOW ARE PROCEDURES RELATING TO THE ABOVE SECTION.



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                          SECTION XI GENERAL PROCEDURES


Requests for interpretive advice should be made to the NASD, Inc. Office of General Counsel, and addressed to the Code of Conduct Administrator. An employee should review the NASD Code of Conduct, and related interpretations, and procedures before requesting an interpretation. Requests may be made orally, by memo, or by e-mail. Requests must completely and accurately describe all relevant facts. Staff of the NASD Office of General Counsel may contact other persons to obtain any additional information deemed necessary to provide a response.

Interpretive advice will be provided either orally or in writing, as deemed appropriate by the NASD Office of General Counsel. NASD, Inc. Office of General Counsel may choose to publish requests and responses of general interest on the NASD Code of Conduct intranet site. In order to provide confidentiality to the original requester, employee names and other identifying information will, to the extent possible, be removed prior to publication.

CHANGES TO THE NASD CODE OF CONDUCT

The NASD Code of Conduct has been adopted and authorized by the Audit Committee of the NASD Board of Governors. Any changes to the Code of Conduct require review and approval by the Office of the Chairman and the NASD Audit Committee.

The NASD Office of General Counsel has been authorized to create, amend, and enforce the Code of Conduct General Procedures, Supervisory Procedures, and Interpretations to provide for the administration of the Code of Conduct. From time to time, NASD Office of General Counsel will make such changes to the procedures and interpretations as may be necessary to enhance administration of, and compliance with, the Code of Conduct, and publish those changes on OASIS.


                        SECTION XI SUPERVISORY PROCEDURES

Management within individual subsidiaries or departments should not issue or maintain separate or additional policies and procedures to support or interpret employee conduct and ethical standards. If management of a subsidiary or department believes that additional guidance to employees in their area is necessary, an interpretation should be requested from the NASD Office of General Counsel.


XII. AVAILABILITY

The NASD Code of Conduct, and interpretations and procedures issued thereunder will be maintained in electronic form on OASIS. Amendments to these materials will be posted from time to time as deemed necessary by the Senior Vice President and General Counsel of NASD.

The NASD Code of Conduct will be maintained in printed form, with copies available to employees through their local Human Resources Department. However, Code of Conduct interpretations and procedures will not be maintained in printed form by the Human Resources Department. Therefore, employees should use OASIS to ensure they are referencing the most current version of the Code, interpretations, and procedures.

XIII. DEFINITIONS



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For purposes of the Code of Conduct the following terms shall have the following meanings:

BROKER/DEALER means any entity or person registered as a "broker" or "dealer," as those terms are defined in the Securities Exchange Act of 1934.

BUSINESS COURTESY means an item provided in conjunction with, and incidental to, a meeting, seminar or conference that an employee attends for the purpose of conducting NASD business with the approval of his Department Director (or next higher level officer).

BUSINESS GIFT means any item that is received from any NASD or Amex member, Nasdaq or Amex issuer, or any person with whom NASD transacts business.

BUSINESS GRATUITY means any favor or item that is received from any NASD or Amex member, Nasdaq or Amex issuer, or any person with whom NASD transacts business in return for a specific service.

DEPARTMENT DIRECTOR means a person with direct responsibility for the overall operation of a Department or District Office, regardless of the person's title. Typically these persons will be a Director, Vice President, or Senior Vice President.

DEPARTMENT DIRECTOR (OR NEXT HIGHER LEVEL OFFICER) means that an employee who is a Department Director (or higher) must notify or get approval from the person to whom he reports. Typically, this will require Department Directors to go to their Vice President; Vice Presidents to go to their Senior Vice President; and Senior Vice Presidents to go to their Executive Vice President. For employees at or above the Executive Vice President level, disclosures must be made to (or approvals received from) the Senior Vice President and General Counsel of NASD.

EMPLOYEE means full-time, part-time, and temporary staff and officers of the NASD. For purposes of the Code of Conduct, the following categories of persons are not considered employees:

    - Chairmen, Vice-Chairmen and other members of NASD Boards and Committees, unless they hold another elected, non-Board office with NASD or perform other duties for NASD outside of their Board duties (e.g., the President of The Nasdaq Stock Market);

    -   Consultants or independent contractors working under contract for NASD;
        and

    -   Temporary staff hired through an employment agency.

IMMEDIATE FAMILY means an employee's parents, siblings, spouse, children, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law or



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daughter-in-law. The term also includes any other person who is supported, directly or indirectly, to a material extent by the employee.

ISSUER means any company that is listed, or has applied for listing, on any market or market system operated by NASD. As used in the Code of Conduct, the term shall also include any natural person employed by such a company.

NASD means NASD, and all of its subsidiary or affiliated companies, which at this time include: The Nasdaq Stock Market, Nasdaq International, Ltd., Nasdaq International Market Initiatives, Inc., and Amex.

NASD MEMBER means any broker/dealer that has been admitted to, or applied for, membership in NASD. As used in the Code of Conduct, the term shall also include any natural person associated with such a company.

SECURITY ACCOUNT means any account maintained with a broker/dealer or commodity futures merchant.

SECURITY POSITION means any debt or equity security, option, or other derivative product.

SECURITY TRANSACTION means: 1) any transaction in a security account; or 2) the creation, modification, or termination of a security position.



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